                                                                 EXHIBIT 10.1


                                 LOAN AGREEMENT



                              MILPITAS, CALIFORNIA



















                                         Lowe Enterprises Residential Partners
                                                              Residential Fund

                                 LOAN AGREEMENT

                                TABLE OF CONTENTS


ARTICLE I   THE LOAN . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

1.1         Amount and Purpose . . . . . . . . . . . . . . . . . . . . . . .    3
1.2         Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
1.3         Base Interest. . . . . . . . . . . . . . . . . . . . . . . . . .    3
1.4         Additional Interest. . . . . . . . . . . . . . . . . . . . . . .    4
1.5         Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
1.6         Scheduled Advances; Budget . . . . . . . . . . . . . . . . . . .    6
1.7         Loan Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
1.8         LERA Management Fee. . . . . . . . . . . . . . . . . . . . . . .    6
1.9         Project Account; Working Capital Reserve . . . . . . . . . . . .    6
1.10        Borrower's Equity; Loan Balancing; Preferred Return;
            Borrower Interim Loans . . . . . . . . . . . . . . . . . . . . .    7
1.11        Business Plan; Borrower Compensation; Lender Approvals . . . . .    9
1.12        Loan Documentation and Security. . . . . . . . . . . . . . . . .   11
1.13        Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
1.14        Environmental Indemnity Agreement. . . . . . . . . . . . . . . .   12
1.15        Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
1.16        Non-Recourse . . . . . . . . . . . . . . . . . . . . . . . . . .   12
1.17        Payments to Lender or For Protection of Security . . . . . . . .   13

ARTICLE II  CONDITIONS PRECEDENT TO LOAN CLOSING . . . . . . . . . . . . . .   13

2.1         Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . .   13
2.2         Entitlements . . . . . . . . . . . . . . . . . . . . . . . . . .   13
2.3         Soils. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
2.4         Utilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
2.5         Flood Zone . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
2.6         Plans and Specifications . . . . . . . . . . . . . . . . . . . .   14
2.7         Environmental Report . . . . . . . . . . . . . . . . . . . . . .   14
2.8         Borrower's Equity. . . . . . . . . . . . . . . . . . . . . . . .   14
2.9         Title Insurance. . . . . . . . . . . . . . . . . . . . . . . . .   14
2.10        Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
2.11        Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
2.12        Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . .   15
2.13        Senior Loan Commitment . . . . . . . . . . . . . . . . . . . . .   15
2.14        Purchase Money Debt. . . . . . . . . . . . . . . . . . . . . . .   15
2.15        Evidence of Authority. . . . . . . . . . . . . . . . . . . . . .   15
2.16        Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . .   15

                                       -i-
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

ARTICLE III CONDITIONS PRECEDENT TO SUBSEQUENT LOAN ADVANCES . . . . . . . .   16

3.1         Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
3.2         Damage . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
3.3         No Violation . . . . . . . . . . . . . . . . . . . . . . . . . .   16
3.4         Title Insurance. . . . . . . . . . . . . . . . . . . . . . . . .   16
3.5         Disbursements. . . . . . . . . . . . . . . . . . . . . . . . . .   16
3.6         Imperial Loans A, B and C. . . . . . . . . . . . . . . . . . . .   16

ARTICLE IV  RELEASE OF MORTGAGED PROPERTY. . . . . . . . . . . . . . . . . .   17

4.1         No Release . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
4.2         Partial Releases . . . . . . . . . . . . . . . . . . . . . . . .   17
4.3         Special Circumstances. . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE V   COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

5.1         General. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
5.2         Changes to Plans and Specifications. . . . . . . . . . . . . . .   19
5.3         Construction Start and Completion. . . . . . . . . . . . . . . .   19
5.4         Completion of Construction . . . . . . . . . . . . . . . . . . .   20
5.5         Leases and Sales Contracts . . . . . . . . . . . . . . . . . . .   21
5.6         Personal Property Incorporation. . . . . . . . . . . . . . . . .   21
5.7         Compliance with Laws . . . . . . . . . . . . . . . . . . . . . .   21
5.8         Protection Against Liens . . . . . . . . . . . . . . . . . . . .   21
5.9         Construction Inspections . . . . . . . . . . . . . . . . . . . .   21
5.10        Meetings; Operating Reports; Additional Financial
            and Other Records. . . . . . . . . . . . . . . . . . . . . . . .   22
5.11        Notify Lender of Litigation or Compliance. . . . . . . . . . . .   23
5.12        No Junior Financing. . . . . . . . . . . . . . . . . . . . . . .   23
5.13        Indemnify Lender . . . . . . . . . . . . . . . . . . . . . . . .   23
5.14        Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
5.15        Financial Covenants. . . . . . . . . . . . . . . . . . . . . . .   26
5.16        Non-Compete. . . . . . . . . . . . . . . . . . . . . . . . . . .   26
5.17        Environmental Covenants. . . . . . . . . . . . . . . . . . . . .   26
5.18        Environmental Indemnity. . . . . . . . . . . . . . . . . . . . .   28
5.19        Further Assurances . . . . . . . . . . . . . . . . . . . . . . .   29
5.20        Construction Financing; Senior Debt. . . . . . . . . . . . . . .   29
5.21        Future Development of Subdivision. . . . . . . . . . . . . . . .   30
5.22        Curci-Turner Loan. . . . . . . . . . . . . . . . . . . . . . . .   31
5.23        No Change in Member Distributions. . . . . . . . . . . . . . . .   31

ARTICLE VI  BORROWER'S REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . .   31

6.1         Organization of Borrower, the Builder and Guarantor;
            Authority to Enter Into Agreements . . . . . . . . . . . . . . .   31
6.2         Financial Statements; Other Information. . . . . . . . . . . . .   31



6.3          No Litigation . . . . . . . . . . . . . . . . . . . . . . . . .   32
6.4          Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . .   32
6.5          Access to the Property. . . . . . . . . . . . . . . . . . . . .   32
6.6          Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
6.7          Plans and Specifications. . . . . . . . . . . . . . . . . . . .   33
6.8          Business Plan . . . . . . . . . . . . . . . . . . . . . . . . .   33
6.9          Compliance with Documents . . . . . . . . . . . . . . . . . . .   33
6.10         Imperial Debt . . . . . . . . . . . . . . . . . . . . . . . . .   33
6.11         Marketable Title. . . . . . . . . . . . . . . . . . . . . . . .   33
6.12         Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
6.13         Compliance with Agreements. . . . . . . . . . . . . . . . . . .   33
6.14         Builder . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
6.15         Environmental Representations and Warranties. . . . . . . . . .   34
6.16         Incorporation of Representations and Warranties . . . . . . . .   34
6.17         Survival of Representations and Warranties. . . . . . . . . . .   34
6.18         Continuing Accuracy . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE VII  DEFAULT AND REMEDIES. . . . . . . . . . . . . . . . . . . . . .   34
7.1          Events of Default . . . . . . . . . . . . . . . . . . . . . . .   34
7.2          Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

ARTICLE VIII MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .   38
8.1          No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
8.2          Successors and Assigns. . . . . . . . . . . . . . . . . . . . .   38
8.3          Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
8.4          Authority to File Notices . . . . . . . . . . . . . . . . . . .   39
8.5          Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
8.6          Signs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
8.7          Amendments, etc.. . . . . . . . . . . . . . . . . . . . . . . .   40
8.8          Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
8.9          Number and Gender . . . . . . . . . . . . . . . . . . . . . . .   40
8.10         Validity. . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
8.11         Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .   40
8.12         Survival of Warranties. . . . . . . . . . . . . . . . . . . . .   40
8.13         Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . .   40
8.14         Incorporation of Exhibits . . . . . . . . . . . . . . . . . . .   40
8.15         Right to Assign or Participate Loan . . . . . . . . . . . . . .   40
8.16         Venue and Forum . . . . . . . . . . . . . . . . . . . . . . . .   41
8.17         Legal Relationship. . . . . . . . . . . . . . . . . . . . . . .   41
8.18         Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .   41
8.19         Entire Agreement; Conflicts . . . . . . . . . . . . . . . . . .   41
8.20         Usury . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

                                      -iii-
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

EXHIBIT "A"  LEGAL DESCRIPTION . . . . . . . . . . . . . . . . . . . . . .    A-1
EXHIBIT "B"  BUSINESS PLAN . . . . . . . . . . . . . . . . . . . . . . . .    B-1
EXHIBIT "C"  SCHEDULE OF LOAN DOCUMENTS. . . . . . . . . . . . . . . . . .    C-1
EXHIBIT "D"  OPINION MATTERS . . . . . . . . . . . . . . . . . . . . . . .    D-1
EXHIBIT "E"  BORROWER DISCLOSURES. . . . . . . . . . . . . . . . . . . . .    E-1
EXHIBIT "F"  DESCRIPTION OF PLANS AND SPECIFICATIONS . . . . . . . . . . .    F-1
EXHIBIT "G"  INSURANCE REQUIREMENTS. . . . . . . . . . . . . . . . . . . .    G-1
EXHIBIT "H"  FUNDING SCHEDULE. . . . . . . . . . . . . . . . . . . . . . .    H-1
EXHIBIT "I"  IMPERIAL COMMITMENTS. . . . . . . . . . . . . . . . . . . . .    I-1
EXHIBIT "J"  CURCI-TURNER LOANS. . . . . . . . . . . . . . . . . . . . . .    J-1
EXHIBIT "K"  SUBORDINATION AGREEMENT . . . . . . . . . . . . . . . . . . .    K-1


                                    GLOSSARY


27% IRR Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Additional Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Additional Projects  . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Applicable Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Approved Budget  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Available Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Base Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Base Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Borrower Interim Loans . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Borrower's Equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Builder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Builder Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Builder Management Fee . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Business Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Competing Project. . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Completion Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
Curci-Turner Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Due Diligence Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Environmental Activities . . . . . . . . . . . . . . . . . . . . . . . . .28
Environmental Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . .12
Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .28
Environmental Report . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . 27,34
Force Majeure Event  . . . . . . . . . . . . . . . . . . . . . . . . . . .35
Future Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Guarantor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . . . . . .27
Home . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Imperial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Imperial Loan Documents. . . . . . . . . . . . . . . . . . . . . . . . . . 2
Imperial Loan A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Imperial Loan B. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Imperial Loan C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Indemnitees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Interest Reserve Amount. . . . . . . . . . . . . . . . . . . . . . . . . . 6

Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
LERA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
LERA Management Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Loan Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Major Cost Category. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Net Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Non Recourse Exceptions. . . . . . . . . . . . . . . . . . . . . . . . . .13
Permitted Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Phase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Phase 1 Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Plans and Specifications . . . . . . . . . . . . . . . . . . . . . . . . .14
Preferred Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Pricing Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Product Line . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Project. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Project Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Project Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Project Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .2,15
Purchase Money Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Purchase Money Lender. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Purchase Money Loan Documents. . . . . . . . . . . . . . . . . . . . . . . 2
Release Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Revolving Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
RGC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Sale Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Sales Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Senior Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Senior Loan Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Strict Serutiny Period . . . . . . . . . . . . . . . . . . . . . . . . . .10
Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Title Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Title Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Warranty Reserve . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Working Capital Reserve  . . . . . . . . . . . . . . . . . . . . . . . . . 7

                                 LOAN AGREEMENT

          THIS LOAN AGREEMENT ("AGREEMENT") dated as of November 18, 1998 ("EFFECTIVE DATE") is entered into by and between RGCCLPO DEVELOPMENT CO., LLC, a California limited liability company ("BORROWER"), and LOWE
ENTERPRISES RESIDENTIAL PARTNERS, a California limited partnership ("LENDER").

                                R E C I T A L S:

          A. Borrower now owns, or will, with a portion of the proceeds hereof acquire, the real property located in the City of Milpitas, County of Santa Clara, State of California (the "LAND") commonly known as "Parc Metropolitan," and more particularly described in EXHIBIT "A" attached hereto and made a part hereof.

          B. Borrower proposes to construct or to have constructed on the Land certain improvements (the "IMPROVEMENTS") to consist of (i) certain infrastructure improvements, as more particularly described in the Plans and Specifications (as defined in Section 2.6 ), and (ii) one hundred thirty
(130) units of Product A (as defined in the Business Plan), one hundred eight
(108) units of Product B (as defined in the Business Plan) and one hundred forty-four (144) units of Product C (as defined in the Business Plan) (each such unit, a "HOME") (all of the Homes in each of Products A, B and C being referred to as a "PRODUCT LINE"). The Homes will be completed in three (3) phases (each, a "PHASE"). The Land and such Improvements (including the Homes) now or hereafter to be constructed thereon are hereinafter sometimes collectively referred to as the "PROPERTY."

          C. Borrower has applied to Lender for a loan to finance in part certain project costs relating to the acquisition and development of the Land and construction of the Homes (the "PROJECT") in accordance with the business plan agreed to by Lender and Borrower (as the same may be amended with Lender's approval from time to time pursuant to the provisions hereof, the "BUSINESS PLAN"), a copy of which is attached hereto as EXHIBIT "B". Lender has agreed to lend to Borrower a sum not to exceed Nine Million Seven Hundred Thousand Dollars ($9,700,000.00) (the "LOAN").

          D. On or about November __, 1998, Borrower and Imperial Bank ("IMPERIAL"), entered into three commitments in the forms attached hereto as EXHIBIT "I", pursuant to which, and subject to the terms and conditions contained therein, Imperial has agreed to provide financing for the construction of a model complex and the first Phase of Product Line A ("IMPERIAL LOAN A"), the first Phase of Product Line B ("IMPERIAL LOAN B") and the first Phase of Product Line C ("IMPERIAL LOAN C" and, collectively with Imperial Loan A and Imperial Loan B, the "PHASE 1 LOANS"). The Phase 1 Loans, together with future loans for the second Phase and the third Phase of each Product Line (the "FUTURE LOANS") and referred to herein as the "SENIOR DEBT". The parties contemplate that all Senior Debt will be issued by Imperial, but in the event that some or all of the Future Loans are made by another lender, "SENIOR LENDER" shall mean Imperial and such other lenders. It is contemplated that, upon closing thereof, each portion of the Senior Debt will be evidenced and secured by, among other things, one or more first lien prior deeds of trust on the Property. Such deeds of trust, together with all other notes, agreements and other documents evidencing and/or securing Imperial Loans A, B and C shall be referred to herein as the "IMPERIAL LOAN DOCUMENTS." Such deeds of trust, together with all other notes, agreements and other documents evidencing and/or securing the Future Loans, together with the Imperial Loan Documents, shall be referred to herein as the "SENIOR LOAN DOCUMENTS". The parties contemplate that Imperial Loan A shall be consummated in December, 1998, that Imperial Loans B and C shall be consummated in March, 1999, as set forth in the Business Plan.

          E. A portion of the Property shall be subject to a first lien prior purchase money deed of trust to be recorded concurrently with Lender's Deed of Trust securing the Loan in the Official Records of Santa Clara County, California, which purchase money deed of trust shall be made by Borrower for the benefit of Ford Motor Land Development Corporation, a Delaware corporation ("PURCHASE MONEY LENDER"), securing Borrower's obligation to pay the Purchase Money Lender a portion of the purchase price of the Land in the amount of Twelve Million One Hundred Fifty Thousand Dollars ($12,150,000) (THE "PURCHASE MONEY DEBT"), as set forth in that certain Purchase Agreement and Escrow Instructions by Borrower and Purchase Money Lender dated as of April 21, 1997 ("PURCHASE AGREEMENT"). Such deed of trust, together with all other notes, agreements and other documents evidencing and/or securing the Purchase Money Debt, shall be referred to herein as the "PURCHASE MONEY LOAN DOCUMENTS." The Purchase Agreement provides for the partial release of the lien of the Purchase Money Loan Documents from various portions of the Land upon the payment of the par release price to the Purchase Money Lender. Upon closing of Senior Debt with respect to, and recordation of a senior deed of trust securing such Senior Debt against various portions of the property, Purchase Money Loan Documents shall be released from such portion.

          F. As further consideration for Lender making the Loan, Calprop Corporation, a California corporation, a manager and a member of Borrower ("GUARANTOR"), has agreed to execute concurrently herewith Lender's forms of unconditional Completion Guaranty and Non-Recourse Exception Guaranty, guaranteeing timely completion of the Homes and payment of Borrower's obligations in respect of the Non-Recourse Exceptions (as defined in Section
1.16 below).

          G. As further consideration for Lender making the Loan, Calprop Corporation has agreed to construct the Improvements on behalf of the Borrower (in such capacity as the builder, the "BUILDER").

          NOW, THEREFORE, in consideration of the foregoing Recitals and the covenants and conditions, representations and warranties contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                    THE LOAN

          1.1 AMOUNT AND PURPOSE. Lender hereby agrees to make the Loan to Borrower upon the terms and conditions set forth herein, and in the Note and other Loan Documents (as those terms are defined on EXHIBIT "C" attached hereto).

          1.2 MATURITY. Borrower shall repay the Loan in accordance with the provisions of the Note and this Agreement. The principal balance outstanding under the Note shall be due and payable in full without demand on November 15, 2000 (THE "MATURITY DATE") provided, however, that Borrower may request that Lender extend the Maturity Date for up to two (2) additional periods of six (6) months each, and each such extension request shall be granted to Borrower upon all of the following conditions having been satisfied:

               (a)  there shall exist no Event of Default (as defined in Section
     7.1 hereof), and no event that, with the giving of notice or lapse of time or both, would constitute an Event of Default;

               (b) during the extended term, all terms and conditions of the Loan Documents shall continue to apply;

               (c) Borrower shall cause to be delivered to Lender at Borrower's expense any endorsements to the Title Policy reasonably requested by Lender insuring the continued priority of the Deed of Trust (as those terms are defined below), subject only to such exceptions as Lender has approved in writing;

               (d) Borrower shall execute any agreements or documents or amendments to the Loan Documents reasonably requested by Lender to properly document the extension;

               (e) Borrower shall have delivered to Lender, not less than thirty (30) days prior to the Maturity Date, as the same may have theretofore been extended, Borrower's written request for an extension.

               (f) Borrower shall have delivered to Lender on or before the Maturity Date, as the same may have theretofore been extended, an extension fee equal to one-quarter of one percent (.25%) of the then-outstanding balance of the Loan.

          1.3 BASE INTEREST. The advanced, unpaid principal balance of the Loan shall bear interest ("BASE INTEREST") from the date of advance at a floating per annum rate ("BASE INTEREST RATE") equal to two hundred (200) basis points higher than the reference rate of interest quoted from time-to-time for commercial loans by Bank of America, N.T. & S.A., in accordance with the calculation and payment provisions as provided in the Note. Subject to Section
1.6 below, Base Interest shall be paid monthly on the first business day of the month, in arrears.

          1.4  ADDITIONAL INTEREST.

               (a) NET PROCEEDS. In addition to Base Interest, Lender shall receive participating interest ("ADDITIONAL INTEREST") as provided in this
Section 1.4. "NET PROCEEDS," as used herein, shall mean (x) the base purchase price for the sale of each Home plus lot, view, upgrade and/or other premiums for such Home less sales concession amounts (with respect to each such Home, the "SALE PRICE") plus (y) any rental, interest, utility or other infrastructure reimbursements or other income attributable to the Property during the immediately preceding period of calculation, less the following amounts, which shall be paid out of Escrow (as defined in Article IV below), in the following order, upon the closing of the sale of each Home: (i) prorations for real property taxes and assessments which are actually made and charged to Borrower in connection with each such sale, and other customary and reasonable closing costs paid by Borrower as shown on an escrow settlement statement; (ii) Sales Commissions, as defined in Section 1.11(b) and cooperative broker fees, if any, payable in connection with such sales, at the rates set forth in the Business Plan, and subject to the limitation on commissions to be paid to the Borrower and Borrower's affiliates as provided below; (iii) accrued interest, release prices and all other amounts payable in connection with the release of the lien of the Loan Documents from such Homes; (iv) the LERA Management Fee described in
Section 1.8; (v) required payments to or as required by the Senior Lender or Lender pursuant to the Senior Loan Documents or the Loan Documents, as applicable, in respect of taxes or insurance premiums; (vi) payment to Borrower or Builder of the Warranty Reserve as defined in Section 1.11(b) in the amount set forth in the Business Plan therein; and (vii) Upon Home sale closings, that portion of the Builder Management Fee (as defined below) which is payable as provided in Section 1.11(b)(i)(B).

               (b) PROJECT ACCOUNT; RELEASE PRICE. All Net Proceeds shall be deposited by the Escrow holder or Borrower into the Project Account (as defined below in Section 1.9). Other than amounts held in respect of the Working Capital Reserve (as defined in Section 1.9 below), not less than once per month, but no later than the second to last business day of that month, unless otherwise mutually agreed upon by Lender and Borrower, beginning with the first calendar month in which the closing of the sale of a Home in the Project occurs, Borrower shall cause there to be distributed from the Project Account in the following priority: (i) to Borrower an amount equal to all outstanding Borrower Interim Loans (as defined in Section 1.10(d)) to the extent proceeds of the Senior Loan are not available therefor, then (ii) to Lender all remaining Net Proceeds accrued as of the date of such distribution since the immediately previous distribution to Lender until such time as Lender has received (1) payment of all charges, costs, expenses and other sums owing to Lender under any of the Loan Documents or the Environmental Indemnity, other than principal, Base Interest, Additional Interest or the LERA Management Fee; (2) payment of Base Interest due but unpaid on the Note with respect to any month prior to the date of such distribution; and (3) repayment of the outstanding principal balance of the Loan. Net Proceeds in excess of such amounts ("AVAILABLE CASH") shall be distributed in accordance with Subsection 1.4(c) below. All Net Proceeds received by Borrower in the Project Account or otherwise shall be received by Borrower in trust for the benefit of Lender and shall be disbursed by Borrower only in strict accordance with the provisions of this Agreement. Notwithstanding anything to the contrary contained herein, Lender shall have the right, at any time, to deliver written notice to Borrower and the Escrow holder for the sale of Homes, whereupon all Net Proceeds (except that portion, if any, which Borrower is entitled to receive on account of Borrower Interim Loans, or pursuant to Section 1.4(c) below) thereafter shall be distributed to Lender out of Escrow upon the closing of the sale of each Home. Such distributions to Lender shall be applied in the order set forth in clauses (1), (2) and (3) above then to payment of Additional Interest. Any amount required to be paid out of an Escrow for the sale of a Home pursuant to a notice as provided in this
Section 1.4(b) shall be referred to herein as a "RELEASE PRICE".

          (c) DISTRIBUTIONS OF AVAILABLE CASH. Available Cash shall be paid to Borrower and Lender in the following priority:

                                             Lender             Borrower
                                          ------------        -------------
 (1)  Until 27% IRR Time                     100%                 0%
 (2)  Then, to Borrower for payment           0%                 100%
      in the following priority:

     (i)       as return of Borrower's
               Equity;

     (ii)      payment of Preferred
               Return thereon;

     (iii)     as payment of that portion
               of the Builder Management Fee
               paid pursuant to
               Section 1.11(b)(i)(C);
               and

     (iv)      as Project profits.

          As calculated herein "27% IRR TIME" means the first time that the internal rate of return equals to 27% (calculated on an annual basis by multiplying the result of the monthly IRR calculation by (12) as calculated by the IRR Function in Microsoft-Registered Trademark- Excel 97 using all advances of principal made by Lender hereunder (including the Loan Fee and advances against Interest Reserve) and all distributions to Lender pursuant to Section 1.4(b) above (other than distributions pursuant to clause (1) thereof) and this
Section 1.4(c). Neither the Loan Fee, the LERA Management, nor any Loan Extension Fees shall be included in the foregoing calculation as distributions to Lender.

     1.5 CLOSING. As used herein, the term "CLOSING DATE" shall mean the date of recordation of the Deed of Trust. The Closing Date shall occur on or before November 30, 1998 ("TERMINATION DATE"). Lender's obligation to make the Loan, and the remainder of its obligations under this Agreement, shall terminate if, on or before the Termination Date, Borrower does not satisfy the conditions set forth in Article II hereof.

     1.6 SCHEDULED ADVANCES; BUDGET. The principal sum of the Note to be funded during the Term of the Loan shall be available for advance subject to all terms and conditions set forth in this Agreement, at the times and in the amounts set forth on EXHIBIT "H" attached hereto. Such times and amounts have been determined on the basis of a certified cost breakdown for the Property prepared by the Borrower and submitted to the Lender and memorialized in the "APPROVED BUDGET" included in the Business Plan, setting forth the estimated cost for the acquisition, development, financing, construction, completion and sale of the Homes (collectively, the "PROJECT COSTS"). The aggregate amount of Base Interest payable by Borrower prior to the date on which Net Proceeds are projected to become sufficient to enable Borrower to make monthly payments of Base Interest is estimated not to exceed the sum of One Million Two Hundred Fifty-Six Thousand Dollars ($1,256,000), (the "INTEREST RESERVE AMOUNT"). The Interest Reserve Amount will not be disbursed to Borrower. On the first day of each month, Lender will disburse to itself a portion of the principal of the Note sufficient to pay Base Interest then due and payable on the Note, and the amount thereof shall reduce the balance of the Interest Reserve Amount.
However, the depletion of the Interest Reserve Amount shall not in any manner affect or impair the Borrower's obligation to continue to pay all Base Interest accruing on the Loan as it comes due and any such due amount, shall without affecting Lender's remedies with respect to non-payment thereof, bear interest at the Base Interest Rate. In lieu of physically disbursing principal under the Loan for payment of accrued Base Interest thereon, Lender may handle such disbursement and payment by making appropriate entries on the books and records of Lender, whereupon a monthly statement summarizing such entries shall be furnished to Borrower.

     1.7 LOAN FEES. Upon the date Lender initially funds the Loan, Lender shall pay to itself from the initial disbursement of the Loan a non-refundable fee ("LOAN FEE") equal to One Hundred Ninety-Four Thousand Dollars ($194,000).

     1.8 LERA MANAGEMENT FEE. Borrower hereby acknowledges and agrees that the Loan shall be administered by Lowe Enterprises Residential Advisors, Inc., a California corporation ("LERA"). In addition to the Base Interest and Additional Interest payable to Lender hereunder as described above, Borrower shall pay to Lender a management fee ("LERA MANAGEMENT FEE") equal to one-half of one percent (0.50%) of the Sale Price for each Home sold, payable out of Escrow from the sale proceeds upon the closing of the sale of such Home. Upon the repayment of the Loan pursuant to the terms of this Agreement including, without limitation, all amounts due under Sections 1.4(b) and (c) above, Lender shall no longer be paid the LERA Management Fee.

     1.9 PROJECT ACCOUNT; WORKING CAPITAL RESERVE. Within thirty days (30) Borrower shall establish a project checking account (the "PROJECT ACCOUNT") with Imperial Bank or other bank approved by Lender (the "BANK"), the proceeds of which account shall be used to fund all Project Costs and distributions under
Section 1.4. Immediately upon the opening of such account, Borrower shall send notice thereof to Lender, including Bank address and account number. A portion of the proceeds of such account may be reserved for the payment of Project Costs shown in the Approved Budget which are intended to be paid from future advances of the

Senior Debt but which are due prior to the funding of such advances (such portion, "WORKING CAPITAL RESERVE"). The balance of funds in the Project Account attributable to the Working Capital Reserve shall at the end of each calendar month prior to the Completion Date (as defined in Section 5.2 below) be not more than $100,000. The parties acknowledge and agree that upon termination or expiration of Senior Lender's commitment to advance additional funds pursuant to the Senior Loan Documents, the Working Capital Reserve shall be modified and increased, if necessary, to an amount equal to all Project Costs as they are reasonably projected by Lender and Borrower to come due prior to projected availability of future Net Proceeds or other funds for payment thereof. Lender shall have a security interest in the Project Account pursuant to the Loan Documents. In addition to Project Costs and distributions under Section 1.4, Borrower shall have the right from time to time, provided that no portion of the principal amount of the Revolving Amount (as defined in Article III below) remains unpaid, and provided the Working Capital Reserve is adequately funded, to withdraw funds from the Project Account and invest same into interest bearing accounts in the Bank, which interest bearing accounts shall be in the name of the Borrower, and in which accounts Lender shall have a security interest pursuant to the Loan Documents.

     1.10 BORROWER'S EQUITY; LOAN BALANCING; PREFERRED RETURN; BORROWER INTERIM LOANS.

          (a) BORROWER'S EQUITY. As more particularly described in the Approved Budget, Project Costs are intended to be funded by a combination of proceeds of the Senior Debt, proceeds of the Loan, and equity contributed by Borrower ("BORROWER'S EQUITY"). Borrower's Equity shall be equal to One Million Nine Hundred Fifty Thousand Dollars ($1,950,000) as shown on the Approved Budget. All of Borrower's Equity shall have been invested in the Project for payment of Project Costs (including the Due Diligence Deposit) as provided in the Business Plan prior to or concurrently with the initial funding of the Loan, as evidenced by documentation received and approved by Lender prior to the Closing Date. The repayment of Borrower's Equity shall be subordinate to Lender's right to receive Net Proceeds until the twenty-seven percent (27%) IRR Time as provided in Section 1.4 above. Lender acknowledges prior receipt from Borrower of Seventy-Five Thousand Dollars ($75,000) (the "DUE DILIGENCE DEPOSIT") to be credited to Borrower's Equity. If the Loan does not close on or before the Termination Date for any reason, the parties hereto recognize that Lender will incur certain administrative costs and expenses and other damages, the amount of which will be extremely difficult and impractical to determine. Therefore, it is agreed that if the Loan does not close on or before the Termination Date for any reason, Borrower shall not be entitled to the return of, and Lender shall be entitled to retain as liquidated damages, the Due Diligence Deposit.

          (b) LOAN BALANCING. If, at any time during the term of the Loan, in Lender's reasonable business judgment, it appears for any reason that Project Costs will exceed the aggregate amount of Borrower's Equity and the proceeds of the Senior Loan and the Loan which have been funded or which are available for disbursement under the terms of the Senior Loan Documents or the Loan Documents to fund the particular Project Costs in question, then Borrower shall deliver to Lender such evidence as Lender may require, in Lender's sole and absolute discretion, that Borrower has immediately available funds that will be sufficient to pay for such excess Project Costs or has the unconditional right to receive such funds from other sources and will pay such excess Project Costs immediately as they come due. Borrower shall deliver such evidence within five (5) business days following Lender's written demand therefor. If Borrower fails to timely deliver such evidence or if, in Lender's sole and absolute judgment, such evidence is inadequate, Borrower shall deposit with Lender such additional funds as, in Lender's reasonable business judgment, will be sufficient to pay for such excess Project Costs. Borrower shall deposit such additional funds with Lender within five (5) business days following Borrower's receipt of Lender's written demand therefore. Any money deposited by Borrower with Lender pursuant to this paragraph shall be advanced prior to the disbursement of any further funds from the Senior Loan or the Loan. All such additional funds contributed by Borrower pursuant hereto shall be deemed added to and become a part of Borrower's Equity hereunder.

          (c) PREFERRED RETURN. Borrower shall be entitled to receive a preferred return ("PREFERRED RETURN") on the unpaid balance of Borrower's Equity calculated from the date contributions of Borrower's Equity were made by Borrower equal to ten (10%) percent per annum, compounded monthly. The Preferred Return shall be considered a Project Cost and shall be paid out of Available Cash as provided in Section 1.4(c) above. Payment of Preferred Return shall be subordinate to Lender's right to receive Net Proceeds until the twenty-seven percent (27%) IRR Time as provided in Section 1.4 above.

          (d) BORROWER INTERIM LOANS. In the event that the sum of the Working Capital Reserve and "Revolving Amount" (as defined below in Article III) are insufficient to cover the payment of Project Costs which are intended to be paid from future advances of the Senior Loan but which are due prior to the funding of such advances, or if such Project Costs are due and payable prior to the time in which Loan proceeds from the Revolving Amount could be funded by Lender following Borrower's written request therefor, Borrower shall have the right to make loans ("BORROWER INTERIM LOANS") to the Project, which Borrower Interim Loans shall be used solely to pay such Project Costs. Borrower Interim Loans shall be repaid to Borrower together with such interest out of proceeds of the Senior Loan or Net Proceeds as provided in Section 1.4(b) above. Borrower Interim Loans shall not be added to Borrower's Equity nor shall any portion of Borrower's Equity be added to or repaid as Borrower Interim Loans.

          (e) BORROWER'S COST. Under each provision in this Agreement and in the Loan Documents which requires additional expenses to be paid by Borrower or services to be performed at Borrower's expense, such expenses (together with interest thereon as provided in such provision, as applicable) shall be Project Costs but shall not be added to or repaid as Borrower Interim Loans or Borrower's Equity unless amounts are actually advanced by Borrower in respect of such expenses and costs in compliance with the applicable provisions of this Agreement.

          1.11 BUSINESS PLAN; BORROWER COMPENSATION; LENDER APPROVALS.

               (a) BUSINESS PLAN. The Business Plan attached hereto as EXHIBIT "B" has been reviewed and approved by Lender and Borrower, and is based on Borrower's objectives and approach for implementing the design, financing (including, without limitation, the terms of the Senior Debt and Purchase Money Debt), contracting, construction, financial control, marketing, public relations, management and other development activities relating to the acquisition of the Land and construction and sale of the Homes. The Business Plan includes, among other things, (i) the projected terms and conditions of the Senior Debt and Purchase Money Debt, (ii) the Approved Budget (which is based upon detailed Project Cost breakdowns and cash flow projections), (iii) a "PROJECT SCHEDULE" (herein so called) setting forth major development, construction and marketing milestones and the estimated dates thereof, (iv) a schedule showing the price for each Home, including lot, view and/or model upgrade premiums and projected sales concessions (the "PRICING SCHEDULE"), and (v) a description of the Plans and Specifications. At least fifteen (15) but not more than thirty (30) days prior to the date (as shown on the Project Schedule) on which each phase of the Project is scheduled to be marketed for sale, Borrower shall submit to Lender for approval (not to be unreasonably withheld or delayed) a revised Pricing Schedule for such phase. Such submission shall be accompanied by backup documentation regarding marketing conditions, sales to date and other information as Lender may reasonably request.

               (b) BORROWER COMPENSATION. The attached Approved Budget provides that neither Borrower nor any of its affiliates shall receive any compensation, salary, fees or other distributions in connection with the Project other than: (i) a Project management fee of four and one-half percent (4.5%) of the Sale Price of all Homes ("BUILDER MANAGEMENT FEE") to be paid to the Builder and RGC Courthomes Inc., a California corporation ("RGC") as follows: (A) a portion of the Builder Management Fee not to exceed One Hundred Thousand Dollars ($100,000) per month and One Million Dollars ($1,000,000) in the aggregate, shall be paid from Senior Debt; (B) two percent (2%) of the Sale Price of each Home shall be paid from the sale of such Home pursuant to Section 1.4(a); and (C) the remaining portion of the Builder Management Fee not paid under clauses (A) and (B) above shall be paid from Available Cash as provided in Section 1.4(c) (it being anticipated that payment under this Section 1.11(b)(i)(C) will be approximately one and one-half percent (1.5%) of the aggregate Sale Price for all Homes); provided, however, that if all aspects of the performance of the Project are in conformance with or better than the Business Plan (including, but not limited to Sale Price of the Homes, rate of the sales of Homes, cumulative closings of Homes and Project Costs), Lender, in its reasonable discretion, shall have the option to permit the payment of this remaining portion of the Builder Management Fee by increasing the amounts payable under (A) and/or (B) above; (ii) a sales commission paid to on-site sales staff through escrow from the sale of each Home pursuant to Section 1.4(a), which shall not exceed one percent (1%) of the Sale Price of each Home ("SALES COMMISSION"); (iii) reasonable and customary on-site construction supervision (not to exceed one on-site superintendent per Product Line, one general superintendent and reasonable and customary on-site laborers);

     and (iv) payments to Borrower and/or the Builder in the amount of one percent (1%) of the Sale Price through escrow from the sale of each Home pursuant to Section 1.4(a) for a homeowner warranty reserve ("WARRANTY RESERVE"). Borrower acknowledges and agrees that no funds of the Project (including, without limitation, all or any portion of any Sale Price, proceeds, rents, Loan proceeds, Senior Debt proceeds or Borrower's Equity) shall be paid to Borrower other than is expressly provided for in Section 1.4(a) above or this Section 1.11(b) without the express, prior, written consent of Lender, which may be withheld in Lender's sole and absolute discretion. The allocation of the Builder Management Fee under Section 1.11(b)(i)(A-C) between Builder and RGC shall be determined by Builder and RGC and approved by Lender in Lender's reasonable discretion.

               (c) LENDER APPROVALS. While the Loan remains outstanding, the following actions by Borrower in connection with the Project shall require the prior written consent of Lender, in Lender's sole discretion, to be requested pursuant to Section 1.11(e) below, to the extent not already obtained as of the Closing Date: (i) any action proposed to be taken by Borrower which is materially inconsistent with, or any material change to, the Business Plan, (ii) any material change in the standard form of contract or subcontract that Builder proposes to use with its contractors or subcontractors, and such information as Lender may request with respect to such subcontractors; (iii) any change in the Plans and Specifications (as defined in Section 2.6 below), including, without limitation, any change which would impact the (1) completion of the infrastructure plans by the engineer; (2) completion of the working drawings by the architect; (3) the submittal of the working drawings to the City of Milpitas; (4) or delay the City of Milpitas' approval of the working drawings, and any construction of Homes which is materially inconsistent with such Plans and Specifications; (iv) any change in the Project that would result in an increase to any Major Cost Category (as defined below) in the Approved Budget by more than the greater of $50,000 or three percent (3%); (v) any change in the construction of the Project that would individually or in the aggregate extend the Project Schedule by more than thirty (30) days; or
     (vi) any material modification to the base price, view or lot premiums, model recapture, upgrade prices or other matters affecting Home prices such that the price of one or more of the Homes increases or decreases by more than three percent (3%) from the price shown in the Pricing Schedule.

               (d) STRICT SCRUTINY PERIOD. Commencing upon the occurrence of one or more of the events described below and continuing until the Loan is repaid in full (the "STRICT SCRUTINY PERIOD"), the following actions of Borrower shall require the prior written consent of Lender which may be granted, withheld or conditioned in Lender's sole and absolute discretion, which approval shall be requested pursuant to Section 1.11(e) below: (i) any modification of the Business Plan; (ii) any change in the construction of the Project that would increase or decrease a particular line item (E.G., "framing" costs as a line item in the "direct construction" Major Cost Category) in the Approved Budget by more than the greater of $50,000 or three percent (3%) individually, or any Major Cost Category by greater than one percent (1%) in the aggregate; or (iii) any withdrawal from the Project Account for Project Costs in excess of amounts shown on the Approved

     Budget; (iv) any change in the construction of the Project that would extend the Project Schedule or (v) any change in, or the offering for sale Homes at pricing different than that shown in, the Pricing Schedule then in effect. Any of the following events shall trigger the commencement of the Strict Scrutiny Period notwithstanding that Lender may have consented to such event: (A) the occurrence of an Event of Default; (B) any change in the construction of the Project that has resulted in an increase in a Major Cost Category in the Approved Budget by more than the greater of $50,000 or three percent (3%); (C) any aspect of development, construction and sale of the Property is more than thirty (30) days behind the Project Schedule or the projected payment schedule for the outstanding principal balance of the Loan or Additional Interest as provided in the Business Plan; or (D) any casualty or destruction occurs with respect to completed but unsold Homes or work in progress with an aggregate cost to replace in excess of $50,000.

               (e) METHOD FOR OBTAINING LENDER APPROVAL; CERTAIN DEFINITIONS. Any request for approval pursuant to Sections 1.11(c) or 1.11(d) above shall be submitted to Lender in writing as soon as Borrower becomes aware of the need for such approval, but in no event less than ten (10) business days prior to the proposed action for which consent is sought. Each such request shall contain Borrower's written analysis of the impact of any such action on the Business Plan, Project Costs and Project Schedule, and shall contain sufficient proposed subcontracts, cost proposals, accounting backup, marketing information and other information as may be reasonably necessary to support such analysis or as may be requested by Lender. From and after Lender's approval of any such action, the Business Plan shall be deemed amended to incorporate such action for all purposes under this Agreement. As used in this Agreement, the term "MAJOR COST CATEGORY" shall refer to each of the categories of Project Costs shown on the Approved Budget, for example: land, site improvements, direct construction, indirect construction, model upgrades, advertising/model maintenance, title/taxes/legal, Senior Debt financing costs, sale commissions, closing costs, Warranty Reserve, Builder Management Fee, LERA Management Fee, and "Program Loan" (I.E., the Loan) financing costs. In calculating whether any proposed change in the construction of the Project would result in an increase to a Major Cost Category, Borrower may offset theretofore accrued cost savings and line items within such Major Cost Category. Any such claimed line item cost savings are subject to review and verification by Lender, and Borrower shall provide to Lender copies of subcontracts, work orders, invoices and any other accounting backup information reasonably required for Lender's review.

          1.12 LOAN DOCUMENTATION AND SECURITY. Borrower shall execute and acknowledge or obtain the execution and acknowledgment, as provided, and deliver concurrently with this Agreement the loan documents and other documents described in EXHIBIT "C" (collectively "LOAN DOCUMENTS"). Any reference to the Loan Documents shall refer to such documents as they may be amended, renewed or extended from time to time with the written approval of Lender. All Loan Documents shall be in form and substance satisfactory to Lender and shall include consents from third parties as Lender deems necessary or appropriate.

          1.13 GUARANTIES. Concurrently herewith, Lender shall receive the following guaranties ("GUARANTIES") which shall constitute additional Loan Documents hereunder:

               (a) COMPLETION GUARANTY. A Completion Guaranty executed by the Guarantor, in form and substance satisfactory to Lender, unconditionally guaranteeing to Lender the timely completion of the Homes in accordance with the Plans and Specifications;

               (b) NON-RECOURSE EXCEPTIONS GUARANTY. A Non-Recourse Exceptions Guaranty executed by the Guarantor, in form and substance satisfactory to Lender, unconditionally guaranteeing Borrower's obligations under the Loan Documents with respect to the Non-Recourse Exceptions described in Section
     1.16 below.

          1.14 ENVIRONMENTAL INDEMNITY AGREEMENT. Concurrently herewith, Borrower, Builder and Guarantor shall execute and deliver to Lender a separate Environmental Indemnity Agreement (the "ENVIRONMENTAL INDEMNITY") in form and substance satisfactory to Lender pursuant to which Borrower, Builder, and Guarantor will indemnify and hold Lender harmless from and against any and all losses, damages, claims, costs and expenses incurred by Lender as a result of the existence or alleged existence of hazardous or toxic substances on, under or about the Property. The Environmental Indemnity shall not be subject to enforcement by Lender until after a transfer of the Property by judicial foreclosure or exercise of the power of sale pursuant to the Deed of Trust or acceptance by Lender of a deed in lieu of foreclosure.

          1.15 PREPAYMENT. Because Lender's anticipated return on the Loan is contingent upon its receipt of the Additional Interest, Borrower shall have no right, without Lender's prior written consent, to prepay the Loan with sources of funds other than the proceeds of the sale of Homes.

          1.16 NON-RECOURSE. Lender agrees that collection of the indebtedness shall be enforced solely against (i) the Property described in the Deed of Trust and any other collateral described in the Loan Documents, and (ii) the assets of Guarantor to the extent provided in the Guaranties. Lender agrees not to seek, take or obtain against Borrower (or its constituent partners or members) any deficiency judgment for amounts remaining unpaid under the Loan Documents after all the security for the Note has been applied to payment of all amounts owed to Lender under the Loan Documents. Notwithstanding the foregoing,

               (a) Borrower and Builder shall be personally liable for and shall jointly and severally indemnify and hold Lender harmless against any loss, cost, liability and expense (including attorneys' fees) suffered by Lender as a result of Borrower's, Builder's or Guarantor's (i) material breach of any representation or warranty set forth in this Agreement or any other Loan Document, (ii) fraud or intentional or negligent waste of the Property, including non-payment of any real estate taxes or assessments when due; (iii) misapplication of proceeds from the Loan or Senior Debt, insurance proceeds, condemnation awards, Net Sale Proceeds, security deposits or rents, revenues, issues and profits from the Property; (iv) uninsured casualty losses when such losses would otherwise have been covered by insurance required by the Lender or Senior Lender; or (v) violation of Environmental Laws or liability to third parties arising out of or attributable to Environmental Activities or any Hazardous Materials (as those terms are defined below) other than to the extent such violations or liability are finally determined to have been caused by the gross negligence or willful misconduct of Lender; and

               (b) Borrower and Builder shall be personally liable for and shall jointly and severally indemnify and hold Lender harmless against payment of all principal, Base Interest, Additional Interest if any, and all interest, fees, costs, expenses and attorneys' fees incurred by Lender, and all other obligations of Borrower under this Agreement, the Note and the other Loan Documents in the event of (x) the voluntary or involuntary bankruptcy of Builder, Borrower or its constituent partners or members,
     (y) the occurrence of an Event of Default under Section 7.1(k) or the sale, transfer or encumbrance of the Property other than as permitted by this Agreement, or (z) the intentional failure of either Borrower or Builder to cure any default in the performance of its respective obligations hereunder or under any other Loan Document beyond the applicable cure period, where Lender has provided notice of such default and Borrower and/or Builder has had opportunity to cure such default (collectively, the matters set forth in Subparagraph 1.16(a) above and this Subparagraph 1.16(b) being referred to herein as the "NON-RECOURSE EXCEPTIONS"). Nothing contained in this
     Section 1.16 shall be deemed to release, affect or impair the indebtedness evidenced by the Note or the security therefor or Lender's rights to enforce its remedies under the Loan Documents, including the Guaranties, including any remedy for injunctive or other equitable relief.

          1.17 PAYMENTS TO LENDER OR FOR PROTECTION OF SECURITY.
Notwithstanding anything to the contrary contained herein, Lender may use and disburse any undisbursed Loan funds to pay, (a) as and when due, any Loan Fee, Base Interest, Additional Interest or outstanding principal balance of the Loan, LERA Management Fees, debt service owing to the Senior Lender, or any other amounts required to be paid by Borrower hereunder, which are delinquent and which have not been paid by Borrower within five (5) days following demand for such payment by Lender and (b) any amounts necessary to protect or enforce its security, maintain or preserve the value of the Property, or remedy the failure of Borrower to perform any of its obligations or covenants under the Loan Documents.

                                   ARTICLE II

                      CONDITIONS PRECEDENT TO LOAN CLOSING

     Lender's obligation to make the Loan and perform its duties under this Agreement shall be subject to the full and complete satisfaction of the following conditions precedent:

          2.1 LOAN DOCUMENTS. Lender shall have received and approved fully executed copies of each of the Loan Documents described on EXHIBIT "C" and the Environmental Indemnity, which documents shall have been duly authorized, executed (and, where appropriate, acknowledged), and delivered by the parties thereto, and any and all other documents as Lender may deem reasonably necessary with respect to the Loan.

          2.2 ENTITLEMENTS. Lender shall have received and approved evidence satisfactory to Lender that Borrower has complied with all covenants, conditions, restrictions and reservations affecting the Property, that the Property is duly and validly zoned for the intended use, and that Borrower has obtained all discretionary zoning, subdivision and environmental approvals and permits required to be obtained in order to commence and complete the Project, and shall be in a position to obtain all other necessary approvals and permits in a timely manner consistent with the Project Schedule.

     2.3 SOILS. Lender shall have received and approved a soils and geotechnical report prepared by a licensed engineer acceptable to Lender certifying in a manner satisfactory to Lender the adequacy of the subsoils and the foundation design of the Homes. Lender shall have also received and approved a grading plan, to the extent applicable, including any plans for soil remediation or satisfaction of any other recommendations set forth in the soils and geotechnical report.

     2.4 UTILITIES. Lender shall have received and approved evidence satisfactory to Lender (such as will serve letters from appropriate utilities) regarding the availability of all public utility services and facilities needed for the construction, sale, and/or use of the Homes.

     2.5 FLOOD ZONE. Lender shall have received and approved evidence satisfactory to Lender that the Property is not located in an area identified as a flood zone area as defined by the U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Act of 1973.

     2.6 PLANS AND SPECIFICATIONS. Lender shall have received and approved, at a level of detail satisfactory to Lender, architectural plans and specifications for the Homes, including all amenities and scheduled "building standards" and "upgrades," and improvement plans for the associated landscaping, general infrastructure, common facilities and other Improvements for the Project, including, without limitation, the plans, specifications and other materials set forth on EXHIBIT "F" attached hereto (collectively, as amended and/or updated with Lender's approval from time to time as provided herein, the "PLANS AND SPECIFICATIONS"), together with a copy of the executed contract with the architect who prepared and/or owns such Plans and Specifications.

     2.7 ENVIRONMENTAL REPORT. Lender shall have received and approved a current Phase I environmental assessment addressed to Lender, and if requested by Lender as a result of issues disclosed in such Phase I environmental assessment, a Phase II environmental assessment (collectively, the "ENVIRONMENTAL REPORT") regarding the possible presence of any Hazardous Materials on, in or around the Property. The Environmental Report shall be in form and substance acceptable to Lender, prepared by a consultant acceptable to Lender, and shall show no state of affairs objectionable to Lender.

     2.8 BORROWER'S EQUITY. Lender shall have received and approved evidence satisfactory to Lender that all of Borrower's Equity has been concurrently invested in the Project.

     2.9  TITLE INSURANCE.  Lender shall have received an ALTA Construction
(LP3) Title Policy with full extended coverage (the "TITLE POLICY") issued by a title company (the "TITLE COMPANY") satisfactory to Lender in the full amount of the Loan naming Lender as the insured party and Borrower as the owner and holder of fee simple title to the Property insuring the lien of the Deed of Trust as a second priority lien upon the Land subject to no exceptions other than the Senior Loan Documents and exceptions approved by Lender (the "PERMITTED EXCEPTIONS"). The Title Policy shall include endorsements satisfactory to the Lender, including: (i) a 101.1 Lien Free Endorsement after notice of completion; (ii) 102.7 Multiple Foundation Endorsement; (iii) an FA31 (100 Modified) endorsement insuring no encroachment of other structures or violation of any CC&Rs; (iv) a 116.1 Survey Endorsement;
(v) an access endorsement; (vi) variable rate endorsement; and (vii) such other endorsements as the Lender may require.

     2.10 INSURANCE. Borrower shall have delivered to Lender certificates evidencing all insurance required to be carried under Section 5.14 below.

     2.11 TAXES. All delinquent taxes, assessments or other governmental charges or liens affecting the Property, if any, shall have been paid, and all taxes, fees and other charges in connection with the execution, delivery and recording of the Loan Documents shall have been paid.

     2.12 PURCHASE AGREEMENT. Lender shall have received and approved a certified copy of the Purchase Agreement and that certain Purchase Agreement by and between the Great Mall of Bay Area Partnership, a California general partnership under RGC, dated as of August 20, 1997. As a further condition to Lender's obligation to make any advance hereunder, all conditions precedent to the consummation of the purchase under the Purchase Agreement shall have been satisfied or waived by the seller thereunder.

     2.13 SENIOR LOAN COMMITMENT. Borrower shall have obtained the Commitments for Imperial Loans A, B and C substantially in the form as attached in EXHIBIT "I" attached hereto.

     2.14 PURCHASE MONEY DEBT. There shall exist no event, act or omission which, with the passage of time, the giving of notice, or both, would constitute a default under the Purchase Money Loan Documents. On or before the Closing, Borrower shall have obtained any and all consents to this Loan and the recording of the Deed of Trust as are required by the terms of the Purchase Money Loan Documents.

     2.15 EVIDENCE OF AUTHORITY. Lender shall have received evidence satisfactory to Lender and its counsel that Borrower, Guarantor, Builder and the persons signing on behalf of such parties have the capacity and authority to execute and deliver the Loan Documents and Environmental Indemnity on behalf of the applicable parties to such documents.

     2.16 LEGAL OPINION. Lender shall have received and approved a legal opinion satisfactory to Lender from Borrower's counsel confirming the matters set forth in EXHIBIT "D" attached hereto.

                                   ARTICLE III

                CONDITIONS PRECEDENT TO SUBSEQUENT LOAN ADVANCES

     For so long as any principal balance on the Loan remains outstanding, Loan proceeds which are not disbursed on the Closing Date (other than the Interest Reserve Amount), which amount is Nine Hundred Thousand Dollars ($900,000) ("REVOLVING AMOUNT"), shall be available for subsequent borrowing by Borrower notwithstanding that such Revolving Amount or portion thereof may have been previously borrowed and repaid. In addition to compliance with the conditions precedent set forth in Article II hereof, Lender's obligation to make any advance of Loan funds or such advance of the Revolving Amount after the initial advance shall be subject to satisfaction of the following conditions precedent:

     3.1 COMPLIANCE. Borrower shall be in full compliance with the Business Plan and the Project Schedule, and shall not be in default hereunder or under any of the Loan Documents; provided, however, that Lender may, in its discretion, elect to make advances notwithstanding the existence of an Event of Default, and any advance so made shall be deemed to have been made pursuant to this Agreement and shall be secured by the Loan Documents.

     3.2 DAMAGE. Neither the Homes, to the extent then constructed, nor the Property nor any part thereof shall have been materially damaged, destroyed, condemned or threatened with condemnation.

     3.3 NO VIOLATION. No order or notice shall have been made by, or received from, any governmental agency having jurisdiction stating that the work of construction is or will be in violation of any law, ordinance, code or regulation affecting the Property.

     3.4 TITLE INSURANCE. Prior to each disbursement, Lender may, if it determines that such endorsement is necessary to protect the priority of its lien, receive a current CLTA Form Endorsement No. 122 (Continuation Endorsement) to Lender's Title Policy, and such other endorsements to its Title Policy as Lender may, in its discretion, determine are necessary.

     3.5 DISBURSEMENTS. Any requested disbursement shall comply with all disbursement requirement procedures established by Lender from time-to-time in order to ensure that such disbursement shall be used only to pay for the applicable Project Costs identified in the Approved Budget, that no additional Borrower Equity or assurances of the availability thereof is required, and that appropriate certifications and lien releases have been obtained from the Builder and the Borrower. Generally, draw requests for additional disbursements shall be submitted by Borrower to Lender in the form, at such times, and with such backup as are required in connection with advances under the Senior Loan Documents.

     3.6 IMPERIAL LOANS A, B AND C. Imperial Loan A shall close concurrently with the $1,800,000 advance, and Imperial Loans B and C shall close concurrently with the $2,300,000 advance as set forth on EXHIBIT "H" attached hereto, which shall be funded in an escrow account for the payment of the partial release price with respect to the portion of the land to be encumbered by such Imperial Loan.

                                   ARTICLE IV

                           RELEASE OF MORTGAGED PROPERTY

          4.1 NO RELEASE. Except as provided in Section 4.2 or 4.3 below, or unless Lender otherwise consents in writing, the Property or any part thereof shall not be released from the lien of the Deed of Trust until (a) the Note has been paid in full and canceled and (b) all other indebtedness and obligations of Borrower under the Loan Documents have been paid and performed in full.

          4.2 PARTIAL RELEASES. At the written request of Borrower (which request may be delivered on behalf of Borrower by the holder of the escrow (which escrow holder shall be reasonably acceptable to Lender) through which the sale of Homes is to occur (each, an "ESCROW"), Lender shall release a Home from the lien of the Deed of Trust in connection with an all cash sale of such Home to a bona fide, non-affiliated third-party purchaser upon the satisfaction of the following conditions precedent with respect to each Home being released:

               (a) No Event of Default, or event which, with the giving of notice and/or the passage of time or both, would constitute an Event of Default, shall have occurred and be continuing;

               (b) The sales agreement entered into with the third-party purchaser with respect to such home shall (i) be substantially on a form previously approved by Lender, and (ii) comply with all applicable laws, statutes, rules and regulations imposed by governmental authorities having jurisdiction over the Property, including, without limitation, all regulations of any agency or political subdivision of the state in which the Property is located requiring disclosures to actual or prospective purchasers.

               (c) The Home constitutes a legally subdivided interest in real property, and the release of such Home will not violate any requirements of any document of record covering the Property or any applicable law regarding subdivisions, parcel maps, the division of land into lots or parcels, and/or the sale of property to the public;

               (d) The applicable Home shall have been completed in accordance with the Plans and Specifications and all applicable permits, laws, ordinances, regulations and other requirements of all governmental agencies and public utility companies, and all necessary inspections and consents and approvals for the sale and occupancy thereof have been completed or obtained;

               (e) All payments required to have been made under the Senior Loan Documents, and all fees and costs in connection with the release of the lien of the Deed of Trust, including recording and reconveyance fees and costs, and any fees and costs reasonably incurred by Lender shall have been paid by the Borrower or the Home buyer; and

               (f) If such Home sale occurs following delivery of written notice by Lender to Borrower requiring payment of the Release Price through escrow, upon closing of the sale of such Home, Borrower shall have paid to Lender, in cash, an amount equal to the Release Price.

          Requests for reconveyance and/or appropriate releases in connection with Home Sales shall be delivered by Lender in accordance with escrow instructions in a form to be approved by Lender in Lender's reasonable discretion. Upon request by Lender, Borrower shall deliver to Lender a true and complete copy of the estimated or final escrow settlement statement for any proposed sale, prepared by the Escrow holder.

          4.3 SPECIAL CIRCUMSTANCES. At the written request of Borrower, and upon (i) satisfaction of the conditions of Sections 4.2(a), (c), (d) and (e) above and Section 1.21 of the Deed of Trust, and (ii) approval by Lender of any improvement agreement, development agreement or other agreement or instrument imposing conditions on the subdivision of the Land, Lender shall (x) release the lien of the Deed of Trust from any portion of the Land required to be dedicated for public roads or for common area in connection with the development thereof in accordance with the Plans and Specifications and (y) consent to the granting of any easement or the making of any map or plot of the Land necessary for the development of the Land in accordance with the Plans and Specifications.

                                    ARTICLE V

                                    COVENANTS

          In addition to any other covenants contained herein or in the Loan Documents, Borrower covenants and agrees as follows:

          5.1 GENERAL. From and after the date hereof and so long as any amount remains unpaid on the Note, or for so long as any commitment exists to extend credit hereunder, Borrower covenants and agrees that it will:

               (a) Promptly pay principal and interest and all other sums falling due under the Note as and when the same become due and payable;

               (b) Promptly deposit with Lender all sums required under the terms of this Agreement;

               (c) Preserve and keep in full force and effect its existence as a general or limited partnership or limited liability company or corporation, as the case may be, and retain title to the Property subject only to exceptions permitted by Lender;

               (d) Pay before any penalty attaches all real property taxes and all special taxes, special assessments, water charges, drainage and sewer charges and all other charges of any kind whatsoever, ordinary or extraordinary which may be levied, assessed, imposed or charged on or against the Property or any of Borrower's properties, and will, upon written request, exhibit to Lender official receipts evidencing such payments.

     Notwithstanding the foregoing, Borrower shall have the right to contest the validity, applicability or amount of any such taxes, charges or assessments as provided in, and subject to the requirements and limitations set forth in, Section 1.5 of the Deed of Trust;

               (e)  Obtain and maintain the insurance required herein;

               (f) Pay all costs, expenses and fees incurred by Lender arising out of or incurred in connection with any of the transactions contemplated hereby and, without limiting the generality of the foregoing, pay all taxes, filing and recording expenses (including stamp taxes, if any), all title insurance charges, all escrow fees and expenses, all appraisal fees and expenses, the fees and commissions lawfully due to brokers and consultants in connection with the transactions contemplated hereby, the fees and expenses of any architect, engineer or surveyor, and attorneys' fees and court costs actually incurred by Lender in connection with this transaction. If Borrower shall fail to pay any of the foregoing, Lender may pay the same, and amounts so expended shall, at Lender's option, constitute advances of the Loan evidenced by the Note or advances made pursuant to the Deed of Trust (which advances shall in any event be secured by the Deed of Trust and other Loan Documents), but any such payment by Lender shall not be deemed to cure any default hereunder; and

               (g) Employ or cause to be retained officers, employees and other personnel sufficient, in the reasonable business judgment of Lender, to oversee and carry out the obligations of Borrower and Builder under this Agreement, including, without limitation, project managers, sales and marketing supervisors, and finance, accounting and bookkeeping personnel sufficient to insure the timely and efficient construction, completion and sale of the Homes.

          5.2 CHANGES TO PLANS AND SPECIFICATIONS. There shall be no change to any of the Plans and Specifications, whether by change order or otherwise, without the prior written approval of Lender, and, to the extent that such approvals may be required, the prior written approval of all appropriate governmental authorities. As a condition to its approval of any change, Lender may require verification that the change will not increase the total cost of constructing the Improvements or the time required to complete their construction.

          5.3 CONSTRUCTION START AND COMPLETION. Borrower shall cause Builder and the Builder hereby agrees to commence construction of the Improvements no later than thirty (30) days following the Closing Date, and thereafter: (i) using all commercially reasonable efforts, expeditiously and diligently pursue the City's approval of the Plans and Specifications, and (ii) diligently proceed with construction of the Improvements, in a good and workmanlike manner in accordance with the Plans and Specifications, and complete construction of the Homes in accordance with the Plans and Specifications pursuant to the Project Schedule. Builder covenants for the benefit of Lender to furnish Builder's best skill and judgment and to furnish sufficient business administration, personnel and supervision and to use Builder's good faith best efforts to cause the construction of the Homes in accordance with the Plans and Specifications pursuant to the Project Schedule and in an economic manner consistent with the interests of Lender in accordance with the highest professional standards and qualities which prevail among builders of superior skill and knowledge engaged in the construction of residential developments in the state in which the Project is located. In connection with the construction of the Project, Builder shall provide the services of such support staff as are necessary in the reasonable business judgment of Lender for the sufficient and expeditious performance of Builder's obligations to timely construct the Homes. Copies of all contracts and subcontracts for labor and materials relating to the construction of the Improvements shall be kept in the offices of Borrower and be available for inspection by Lender during regular business hours. Borrower shall, promptly upon completion of the Improvements, cause the same to be inspected by each appropriate governmental body, shall correct any defects and deficiencies which may be disclosed by any such inspection and shall cause to be duly issued all occupancy certificates and other licenses, permits and authorizations necessary for the operation and occupancy of the Property.

          5.4 COMPLETION OF CONSTRUCTION. For purposes of determining compliance with the Project Schedule, each phase of Homes shall be deemed completed on the date ("COMPLETION DATE") which is the earlier of the date upon which each Home in a phase is sold or each of the following conditions shall have been satisfied:

               (a) Completion of construction of the Homes in accordance with the Plans and Specifications, and if required by Lender, its receipt of a Certificate of Completion from the Builder certifying that the Homes have been completed substantially in accordance with the Plans and Specifications.

               (b) Receipt by Lender of a copy of a recorded valid Notice of Completion sufficient to effect the purpose of such notice as contemplated by the laws of the State in which the Homes are located relative to mechanics' liens.

               (c) Receipt by Lender of the final Certificate(s) of Occupancy for the Homes issued by the appropriate governmental authority having jurisdiction.

               (d) Receipt by Lender of such title insurance endorsements as it may require to its Title Policy insuring that the Homes have been completed free of mechanics' liens, or, at Lender's election, an ALTA rewrite of the Title Policy together with such endorsements thereto as Lender may require.

               (e) The absence of any liens on record arising out of the construction of the Homes; provided, however, that if there are any such liens, Borrower shall have made arrangements satisfactory to Lender for the disposition or bonding thereof.

               (f) Upon completion of construction, if requested by Lender, Borrower shall deliver to Lender a Completion Certificate containing the following: (i) Borrower's statement of the aggregate amount of costs incurred in connection with the construction of the Homes but not paid by Borrower before the Completion Date, and (ii) Borrower's certification that no portion of the proceeds of the Loan has been applied to pay or reimburse any costs or expenses other than as set forth in the Approved Budget.

          The certificates, notices, endorsements and other matters referred to in Sections 5.4(a) through (f) shall be delivered to Lender upon Lender's request thereafter.

          5.5 LEASES AND SALES CONTRACTS. Without Lender's prior written consent, Borrower shall not execute any lease with respect to any portion of the Property. Borrower shall not execute any sales contract for a Home which does not comply with the terms of the Business Plan.

          5.6 PERSONAL PROPERTY INCORPORATION. No materials, equipment or fixtures shall be purchased or installed in the Homes under any security agreement, conditional sales contract or other agreement wherein the seller reserves a security interest in, or the right to remove or to repossess, such items or to consider them personal property after their incorporation into the work of construction, without Lender's written consent. All personal property or construction material for which Lender advances Loan proceeds shall be stored on the Property and must be reasonably secure from damage and theft and fully insured at all times. Notwithstanding the foregoing, Borrower shall have the right to finance the acquisition and installation of furniture and fixtures for model Homes on the Property if and to the extent provided in the Business Plan.

          5.7 COMPLIANCE WITH LAWS. All work performed in connection with the Property shall comply with all applicable laws, ordinances, rules and regulations of federal, state, county or municipal governments or agencies now in force or which may be enacted hereafter, and with all directions, rules and regulations of the Department of Real Estate of the state in which the Property is located, fire department, health department, building department or other departments of every governmental agency now having or hereafter acquiring jurisdiction over the Property or construction of the Homes ("APPLICABLE LAWS").

          5.8 PROTECTION AGAINST LIENS. Borrower and Builder agree to pay and discharge all claims for labor performed and material and services furnished in connection with construction of the Homes, to diligently record or procure the recordation a valid Notice of Completion upon completion of construction, to diligently record or procure for recordation a Notice of Cessation in the event of a cessation of labor on the work of improvement for a continuous period of thirty (30) days or more, and to take all other steps necessary to forestall the assertion of claims or liens either against the Property, or any part thereof or right or interest appurtenant thereto, or of claims against Lender or the Loan funds. Nothing herein contained shall require either Borrower or Builder to pay any claims for labor, materials or services which either party, in good faith disputes and which such party, at its own expense, is currently and diligently contesting; provided, however, that not later than ten (10) days after the notice of the filing of any claim or lien against the Property which is disputed or contested by Borrower and/or Builder, Borrower shall either (a) record a surety bond sufficient to release said claim or lien and promptly give notice of such recordation to the lien holder or claimant, or (b) make other arrangements therefor satisfactory to Lender; and provided further, that Borrower's and/or Builder's refusal to pay such claims shall not cause a default to exist under the Senior Loan Documents or the Purchase Money Debt.

          5.9 CONSTRUCTION INSPECTIONS. Lender and its representatives shall have the right at all reasonable times during regular business hours (and at any time in the event of an emergency) to enter upon the Property and inspect the work of construction to determine that the same is in conformity with the Plans and Specifications and all of the requirements hereof. If in Lender's judgment it is necessary, Lender shall have the further right, from time to time, to retain a consultant or consultants, at Borrower's expense to inspect the work and verify compliance by Borrower with the provisions hereof. Borrower understands and agrees that said inspections are for the sole purpose of protecting Lender's Loan advances and security for the Loan and are made solely for the Lender's benefit; that such inspections may be superficial and general in nature, primarily to inform Lender of the progress of construction and that, in any event, Borrower shall not be entitled to rely on any such inspection(s) as constituting Lender's approval, satisfaction or acceptance with respect to materials, workmanship, conformance to Plans and Specifications or otherwise. Borrower hereby agrees to make its own regular inspections of the construction to determine that the quality of the Homes and all other requirements of the work of construction financed by the Loan are being performed in a manner satisfactory to Borrower, and Borrower agrees to immediately notify Lender in writing should the same show any work to be unsatisfactory in any manner. Without limiting the foregoing, Borrower shall permit Lender to examine and copy all books and account records and other papers relating to the Property and the construction of the Improvements thereon, and Borrower will, and will cause all contractors, subcontractors and materialmen to cooperate with Lender to enable it to do so.

          5.10 MEETINGS; OPERATING REPORTS; ADDITIONAL FINANCIAL AND OTHER RECORDS.

               (a) MEETINGS. Borrower shall attend periodic meetings at the offices of LERA or other mutually acceptable locations to review all aspects of the Project as Lender may require.

               (b) SENIOR DEBT. Concurrently with its delivery to Senior Lender, Borrower shall deliver to Lender a copy of each construction draw request (and, if requested by Lender, supporting documentation for such draw request).

               (c) FINANCIAL STATEMENTS FOR PROJECT. Borrower shall furnish to Lender copies of monthly, quarterly and annual financial statements for Borrower Property, in form and content acceptable to Lender, prepared in accordance with generally accepted accounting principles, within fifteen
     (15), thirty (30) and sixty (60) days, respectively, after the end of each such period, certified by Borrower to be true and correct as of the date made, and in the case of annual financial statements, audited by an accounting firm reasonably acceptable to Lender. Borrower shall also deliver to Lender periodic operating reports for the Project not less than once per month, which reports shall include, in addition to other information requested by Lender, the Project Costs paid for such period, sales and other revenues to date, together with reasonable projections through completion of the Project, a report and detailed analysis of any variances in Major Cost Categories from the Approved Budget and Project Schedule and reasonable accounting back-up for all the foregoing. In addition, Borrower shall furnish to Lender from time to time, promptly upon request, (i) a list of all material suppliers and of all contractors and subcontractors employed or to be employed in the construction of the Homes showing the nature and the cost of the work to be performed by each, (ii) copies of any or all contracts and subcontracts for labor and materials relating to the construction of the Homes,

     (iii) copies and/or lists of all paid and/or unpaid bills for construction of the Homes,(iv) budgets of Borrower and any revisions thereof showing the estimated costs of construction, (v) a cash flow statement based on actual Project Costs to date, and (vi) such other reports as to the status of Home sales or other matters relating to the Property as Lender may reasonably request.

               (d) GUARANTOR AND BUILDER FINANCIAL INFORMATION. Borrower shall furnish to Lender copies of quarterly and annual financial statements for Builder and Guarantor, in form and content acceptable to Lender, prepared in accordance with generally accepted accounting principles within thirty
     (30) and sixty (60) days, respectively, after the end of each such period, certified by Builder and/or Guarantor, as applicable, to be true and correct as of the date made, and in the case of annual financial statements, audited by an accounting firm reasonably acceptable to Lender.

               (e) OTHER ACCOUNTING DATA. Borrower shall also make available to Lender at any time upon reasonable prior notice sufficient accounting backup and detail to verify all aspects of any reports, financial statements, and requested changes to the Business Plan which have been submitted to Lender.

               (f) RIGHT TO AUDIT. Lender shall have the right, exercisable in its sole discretion, to cause to be conducted by an outside consultant of Lender's choice an audit of Borrower and the Project upon the completion of the Project and not more than one (1) time prior to completion of the Project. Borrower shall promptly either pay for or reimburse to Lender the cost of such audit as a Project Cost. If any such audit by Lender reveals discrepancies in the amount of net income of the Borrower and/or Project from the net income reported in the annual audited financial statements for the Project and Borrower submitted by Borrower to Lender in excess of the greater of $50,000 or three percent (3%), then notwithstanding anything to the contrary set forth in Section 1.10(e) or the preceding sentence, such reimbursed expense shall not be a Project Cost.

          5.11 NOTIFY LENDER OF LITIGATION OR COMPLIANCE. Borrower shall promptly notify Lender in writing of all litigation or possible litigation affecting Borrower, Builder or Guarantor or the Property or any part thereof, and of all complaints or charges made by any governmental authority or insurance company relating to the Property or Borrower or Builder which may delay, or require changes in, the construction of the Homes or impair the security of Lender.

          5.12 NO JUNIOR FINANCING. At no time during the term of the Loan shall Borrower permit the Property to be encumbered by the lien of any other lender or creditor other than the Senior Debt and the Purchase Money Debt except as may be specifically approved in advance and in writing by Lender, or except as may be expressly permitted herein.

          5.13 INDEMNIFY LENDER.

               (a) INDEMNITY. Borrower and Builder shall indemnify, defend, protect and hold Lender, Lender's partners, advisors and affiliates, Lender's successors, assigns and participants, and its and their officers, directors, agents and employees (collectively, the "INDEMNITEES") harmless from and against any and all claims, demands, damages, losses, liabilities, obligations, penalties, fines, actions, causes of action, judgments, costs and expenses (including without limitation, attorneys' and experts' fees and costs) of any kind or of any nature whatsoever (collectively, "LOSSES") of whatsoever nature arising out of or in any way connected with the Property and/or the construction of the Homes or arising out of Borrower's or Builder's breach of the provisions of this Agreement or any of the other Loan Documents, or the exercise by Lender of any rights or remedies granted to it under this Agreement or the other Loan Documents; provided, however, that nothing in this Section 5.13 shall be construed to obligate Borrower to indemnify, defend and hold harmless any Indemnitee from and against Losses to the extent caused by such Indemnitee's own willful misconduct or gross negligence.

               (b) DEFENSE OF CLAIMS. If any Indemnitee is made a party defendant to any litigation or any claim is threatened or brought against such Indemnitee concerning the Senior Debt, the Purchase Money Debt, the Loan, the Loan Documents, the Property, or any part thereof, or any interest therein, or the construction, maintenance, marketing operation or occupancy or use thereof, then Borrower shall indemnify, defend and hold such Indemnitee harmless from and against all Losses by reason of said litigation or claims, including reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by such Indemnitee in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Lender commences an action against Borrower to enforce any of the terms hereof or to prosecute any breach by Borrower of any of the terms hereof or to recover any sum secured hereby, Borrower shall pay to Lender its reasonable attorneys' fees (together with reasonable appellate counsel, fees, if any) and expenses. The right to such attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Borrower, Builder or Guarantor breaches any term of this Agreement or the other Loan Documents, Lender may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following such breach, Borrower shall pay Lender reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Lender, whether or not an action is actually commenced against Borrower, Builder and/or Guarantor by reason of such breach. All references to "attorneys" in this Subsection and elsewhere in this Agreement shall include without limitation any attorney or law firm engaged by Lender and Lender's in-house counsel, and all references to "fees and expenses" in this Subsection and elsewhere in this Agreement shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Lender's in-house counsel.

               (c) LENDER NOT RESPONSIBLE. Borrower and the Builder shall be solely responsible for all aspects of construction of the Improvements, including, without limitation, the quality and suitability of the Plans and Specifications and their compliance with all governmental requirements, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, subcontractors, material suppliers, consultants and property managers and the accuracy of all applications for payment and the proper application of all disbursements. Lender shall have no obligation to supervise, inspect or inform Borrower or any third party of any aspect of the construction of the Improvements or any other matter referred to above. Pursuant to Section 1.4(a) and Section 1.11(b) above, Lender has permitted Borrower to establish a warranty reserve out of the Net Proceeds of each Home, in an amount equal to Borrower's estimate of the potential liability associated with warranty obligations with respect to the Homes. The parties acknowledge and agree that the release and indemnity set forth in this
     Section 5.13 are in consideration of Lender's agreement to allow the funding of the foregoing warranty reserve, and that Lender shall have no responsibility or liability whatsoever with respect to the construction and sale of the Homes.

               (d) SURVIVAL. The provisions of this Section 5.13 shall survive delivery and performance of this Agreement, the Note and the other Loan Documents and the repayment of the Loan.

          5.14 INSURANCE. Borrower shall be required to maintain and deposit, or cause to be maintained and deposited, with Lender, certificates evidencing (or, if requested by Lender, original policies) of insurance issued by insurance companies acceptable to Lender and written in form and content acceptable to Lender providing the insurance coverages for the Project which are of types and in amounts as are consistent with those carried by prudent institutional developers of single family home projects in the county in which the Project is located, and which insurance coverages shall, at a minimum, include the coverages and amounts and satisfy the requirements set forth on EXHIBIT "G" attached hereto. Lender reserves the right to alter or amend the coverages, amounts and requirements set forth on EXHIBIT "G". Notwithstanding the foregoing, if Builder carries liability coverage in excess of the level shown on EXHIBIT "G", then such higher level shall be deemed to be the liability coverage limit required by this Section 5.14.

          Borrower shall deliver to Lender evidence that said insurance policies have been paid current as of the date hereof and certificates evidencing such insurance policies and original certificates of insurance signed by an authorized agent evidencing such insurance satisfactory to Lender. Borrower shall renew all such insurance and deliver to Lender certificates evidencing such renewals at least thirty (30) days before any such insurance shall expire. Without limiting the required endorsements to insurance policies, Borrower further agrees that all such policies shall provide that proceeds thereunder shall be payable to Lender, its successors and assigns, pursuant and subject to a mortgagee clause (without contribution) of standard form attached to, or otherwise made a part of, the applicable policy and that Lender, its successors and assigns, shall be named as an additional insured under all liability insurance policies. Borrower further agrees that all such insurance policies:
(i) shall provide for at least thirty (30) days prior written notice to Lender prior to any cancellation or termination thereof and prior to any modification thereof which affects the interest of Lender; and (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance. The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies by Borrower to Lender as further security for the indebtedness secured hereby. In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required hereunder or evidence of their renewal as required herein, Lender may, but shall not be obligated to, procure such insurance; and Borrower shall pay all amounts advanced by Lender, together with interest thereon at the Default Rate (as defined in the Note) from and after the date advanced by Lender until actually repaid by Borrower, promptly upon demand by Lender. Any amounts so advanced by Lender, together with interest thereon, shall be secured by the Loan Documents securing all or any part of the indebtedness evidenced by the Note. Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance.

          5.15 FINANCIAL COVENANTS. At all times prior to repayment of the Loan and the payment to Lender of all Additional Interest and other amounts due hereunder as evidenced by each of the quarterly financial statements delivered to Lender hereunder, Borrower shall:

               (a) Cause the Guarantor and each of the members of the Borrower to maintain an aggregate minimum net worth of Ten Million Dollars ($10,000,000). For purposes of this Section 5.15(a), the collective net worth of Guarantor and each member of Borrower shall include the amounts of the outstanding balance of the junior participating loans provided to Builder by Curci-Turner Company (collectively, the "CURCI-TURNER LOANS") which are set forth on Exhibit "J" attached hereto and incorporated herein;

               (b) Cause the Builder to maintain, collectively with all of its members, unconsolidated net cash or other immediately available assets in the minimum amount of One Million Dollars ($1,000,000).

          5.16 NON-COMPETE. Without the express prior written consent of Lender, neither Builder nor Borrower shall acquire an ownership interest in, or participate in any way whatsoever in, the development of any Competing Project (as defined below), within a ten (10) mile radius of the Project until all of the Homes contemplated by the Business Plan have been constructed at the Property and sold. As used herein, the term "COMPETING PROJECT" means a residential real estate project that is of the same type and/or mix of residential units as the Project or in which residential units will be sold for an average sales price that is within twenty percent (20%) of the average sale price (as set forth in the Business Plan) of Homes in the Project.

          5.17 ENVIRONMENTAL COVENANTS.

               (a) Borrower shall, at its expense, comply with all applicable laws, regulations, codes and ordinances relating to any Hazardous Materials or to any Environmental Activities (as such terms are defined hereinbelow), including, without limitation, obtaining and filing all applicable notices, permits, licenses and similar authorizations (collectively, "ENVIRONMENTAL LAWS").

               (b) Borrower shall not use or permit to be used any Hazardous Materials in the construction of the Homes in violation of Environmental Laws.

               (c) Borrower agrees to submit from time to time, if requested by Lender, a report, satisfactory to Lender, certifying that the Property is not now being used nor been used in the past for any Environmental Activities except as has been previously disclosed to Lender in writing and approved by Lender. Lender reserves the right, in its reasonable discretion, to retain, at Borrower's expense, an independent professional consultant to review any report prepared by Borrower and/or to conduct its own investigation of the Property for Hazardous Materials. Borrower hereby grants to Lender, its agents, employees, consultants and contractors the right to enter upon the Property and to perform such tests as are reasonably necessary to conduct such a review and/or investigation.

               (d) Upon the discovery by Borrower of any event or situation which would render any of the representations or warranties contained in
     Section 6.15 hereof inaccurate in any respect if made at the time of such discovery, Borrower shall promptly notify Lender of such event or situation and, within thirty (30) days after such discovery, submit to Lender a preliminary written environmental plan setting forth a general description of such event or situation and the action that Borrower proposes to take with respect thereto. Within sixty (60) days after such discovery, Borrower shall submit to Lender a final written environmental report, setting forth a detailed description of such event or situation and the action that Borrower proposes to take with respect thereto, including, without limitation, any proposed corrective work, the estimated cost and time of completion, and such additional data, instruments, documents, agreements or other materials or information as Lender may reasonably request. The plan shall be subject to Lender's written approval, which approval may be granted or withheld in Lender's sole but reasonable discretion. If Lender disapproves said plan, such disapproval shall, at Lender's option and upon notice to Borrower, constitute an "EVENT OF DEFAULT" hereunder. The rights of Lender with respect to the approval or disapproval of the plan set forth herein and the actions of Lender pursuant to such rights are not intended to, and shall not, in and of themselves, confer on Lender a right to manage, operate or control the Property on a continuing basis following the discovery of the event(s) or occurrence(s) described in this Section 5.14(d).

          "HAZARDOUS MATERIALS" as used in the Agreement and the other Loan Documents shall mean any hazardous or toxic materials, pollutants, effluents, contaminants, radioactive materials, flammable explosives, chemicals known to cause cancer or reproductive toxicity, emissions or wastes and any other chemical, material or substance, the handling, storage, release, transportation, or disposal of which is or becomes prohibited, limited or regulated by any federal, state, county, regional or local authority or which, even if not so regulated, is or becomes known to pose a hazard to the health and safety of the occupants of the Property including, without limitation, (i) asbestos, (ii) petroleum and petroleum by-products, (iii) urea formaldehyde foam insulation,
(iv) polychlorinated biphenyls, (v) all substances now or hereafter designated as "hazardous substances," "hazardous materials" or "toxic substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 ET SEQ., as amended by the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 ET SEQ., the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET SEQ., or the

Resource, Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ.; (vi) all substances now or hereafter designated as "hazardous wastes" in Section 25117 of the California Health & Safety Code or as "hazardous substances" in
Section 25316 of the California Health & Safety Code; (vii) all substances now or hereafter designated by the Governor of the State of California pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986 as being known to cause cancer or reproductive toxicity, or (viii) all substances now or hereafter designated as "hazardous substances," "hazardous materials" or "toxic substances" under any other federal, state or local laws or in any regulations adopted and publications promulgated pursuant to said laws.

          "ENVIRONMENTAL ACTIVITIES" as used in this Agreement shall mean the use, generation, transportation, treatment, storage or disposal of any Hazardous Materials at any time located on or present on, under or about the Property.

          5.18 ENVIRONMENTAL INDEMNITY. Except for liabilities, expenses and damages to which the provisions of the Environmental Indemnity shall apply, to the fullest extent permitted by law, Borrower hereby agrees, at its sole cost and expense, to indemnify, protect, hold harmless and defend (with counsel of Lender's choice), the Indemnitees from and against all Losses which may at any time be imposed upon, incurred or suffered by, or asserted or awarded against, any Indemnitee directly or indirectly relating to or arising from any of the following "ENVIRONMENTAL MATTERS".

               (a) Any past, present or future presence of any Hazardous Materials on, in, under or affecting all or any portion of the Property or on, in, under or affecting all or any portion of any property adjacent or proximate to the Property if such Hazardous Materials originated on or from the Property;

               (b) Any past, present or future storage, holding, handling, release, threatened release, discharge, generation, leak, abatement, removal or transportation of any Hazardous Materials on, in, under or from the Property or any portion thereof;

               (c) The failure of Borrower to comply with any and all laws, rules, regulations, judgments, orders, permits, licenses, agreements, covenants, restrictions, requirements or the like now or hereafter relating to or governing in any way the environmental condition of the Property or the presence of Hazardous Materials on, in, under or affecting all or any portion of the Property including, without limitation, all Environmental Laws;

               (d) The failure of Borrower to properly complete, obtain, submit and/or file any and all notices, permits, licenses, authorizations, covenants and the similar matters relative to any of the Environmental Matters described herein in connection with the Property or the ownership, use, operation or enjoyment thereof;

               (e) The extraction, removal, containment, transportation or disposal of any and all Hazardous Materials from any portion of the Property or any other property adjacent or proximate to the Property if such Hazardous Materials originated on or from the Property;

               (f) Any past, present or future presence, permitting, operation, closure, abandonment or removal from the Property of any storage tank which at any time contains or contained any Hazardous Materials located on, in or under the Property or any portion thereof;

               (g) The implementation and enforcement of any monitoring, notification or other precautionary measures which may at any time become necessary to protect against the release or discharge of Hazardous Materials on, in, under or affecting the Property or into the air, any body of water, any other public domain or any property adjacent or proximate to the Property;

               (h) Any failure of any Hazardous Materials generated or moved from the Property to be removed, contained, transported and disposed of in compliance with all applicable Environmental Laws; or

               (i) Any investigation, inquiry, order, hearing, action or other proceeding by or before any governmental agency in connection with any Hazardous Materials or violations of any Environmental Law occurring or allegedly occurring at any time.

          Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, Borrower shall not be obligated to indemnify, defend or hold harmless any Indemnitee from Losses relating to or arising from Environmental Matters to the extent Losses incurred by such Indemnitee have been finally determined to have been caused by the gross negligence or willful misconduct of such Indemnitee. The provisions of this Section 5.18 shall survive delivery and performance of this Agreement, the Note and the other Loan Documents and the repayment of the Loan.

          5.19 FURTHER ASSURANCES. Borrower, shall at any time and from time to time, upon request of Lender, take or cause to be taken any action and execute, acknowledge, deliver and/or record any further documents, opinions, mortgages, security agreements, financing statements or other instruments or obtain such additional insurance as Lender in its discretion deems necessary or appropriate to carry out the purposes of this Agreement and to preserve, protect and perfect the security intended to be created and preserved in the Property.

          5.20 CONSTRUCTION FINANCING; SENIOR DEBT. Borrower, Builder and Guarantor shall use their reasonable good faith efforts to cause all conditions precedent to: (i) the closing of Imperial Loan A to be satisfied or waived by Imperial by December 31, 1998, and (ii) the closing of Imperial Loans B and C to be satisfied or waived by Imperial by March 31, 1999, which efforts shall include, without limitation, the execution, acknowledgment and delivery by Borrower, Builder and Guarantor of all requisite Imperial Loan Documents contemplated by the Imperial commitments, and to obtain the financing from Imperial in sufficient time to have available the necessary funds for the payment of Project Costs as provided in the Business Plan. Borrower, Builder and Guarantor shall use their reasonable good faith efforts to obtain all the Future Loans within the time periods set forth in the Business Plan, which efforts shall include, without limitation, the execution, acknowledgment and delivery by Borrower, Builder and

Guarantor of all the requisite Senior Loan Documents in connection therewith, and to obtain the financing in sufficient time to have available the necessary funds for the payment of Project Costs as provided in the Business Plan with respect to Phases 2 and 3 of each Product Line. In connection therewith, Lender hereby agrees that it shall enter into one or more three-party agreements, intercreditor agreements, subordination agreements, or other agreements regarding the priority of the Senior Loan Documents and the Loan Documents, in substantially the form attached hereto as EXHIBIT "K", or otherwise in form satisfactory to Lender in its sole discretion, provided that (a) the loan-to-value ratio of the Senior Debt to the value of the unreleased Property shall not exceed eighty percent (80%); (b) the aggregate loan fee payable in connection with the Senior Debt shall not exceed one and one-quarter percent (1.25%) of the total amount available for borrowing under the Senior Loan Documents; (c) the interest rate with respect to the Senior Debt shall not exceed the rate which is one hundred twenty-five (125) basis points higher than the reference rate of interest quoted from time to time for commercial loans by Senior Lender; and (d) the terms of the Senior Debt are consistent with the Business Plan. The Lender hereby acknowledges that, in connection with the Senior Debt, the Senior Lender may require Borrower to grant one or more additional deeds of trust encumbering the Property to secure such loan, and that all such deeds of trust shall be paramount to the Deed of Trust.

          5.21 FUTURE DEVELOPMENT OF SUBDIVISION. If Borrower, Builder or any Guarantor, or any entity majority owned by, controlled by, controlling, under common control with or otherwise affiliated with any of them (each, a "BUILDER AFFILIATE"), construct or finance (whether through debt or equity) the construction of any single family home project commonly referred to by Borrower and Builder as the "Saddleback" project in Aurora, Colorado, "Templeton Heights" project in Colorado Springs, Colorado (collectively, the "ADDITIONAL PROJECTS"), Lender shall have an exclusive first right of negotiation (but not any obligation) to provide participating subordinate financing for the Additional Projects, on terms (including, without limitation, term, Base Interest Rate, participating Additional Interest rates and payment schedules, loan fees, management fees and cross-default, cross-collateralization and cross-payment) substantially similar to those contained herein. Borrower and Builder, on behalf themselves and each Builder Affiliate, agree to enter into such additional financing for the Additional Projects provided that such financing terms are (a) substantially similar to those set forth in this Agreement, and/or
(b) as competitive with terms offered in good faith by other institutional providers of subordinate, participating residential development financing at such time as the terms of the Loan are with the terms offered in good faith by such institutional providers as of the date hereof. In connection therewith, Builder agrees to enter into an agreement such that any default under this Loan shall be a default under the Additional Projects. Builder also agrees to cross-collateralize the Additional Projects so that this Loan will be secured by Additional Projects' Land; provided, however, that Borrower shall not be required to encumber the Property to secure the financing of the Additional Projects. Builder further agrees that, if the Lender makes loans in connection with Additional Projects, it will pledge the distributions Builder is entitled to under this Project to the Additional Projects such that regardless of whether such Additional Project is in default, Lender may, at Lender's sole discretion, exercise the Pledge and require Builder to satisfy its obligations under the Additional Project loan from the proceeds Builder is entitled to from its interest in the Project.

          5.22 CURCI-TURNER LOAN. Borrower and Builder shall not repay or pay down any of the Curci-Turner Loans without Lender's prior written consent, which may not be unreasonably withheld or delayed if the Borrower is otherwise in compliance with the financial covenants set forth in Section 5.15.

          5.23 NO CHANGE IN MEMBER DISTRIBUTIONS. Borrower acknowledges that the financial strength of Guarantor (in such capacity and in its capacity as a member of Borrower and as Builder), including, without limitation, its right to receive return of capital, Preferred Return thereon, management fees, profits and other proceeds from the Project, is of material importance to Lender in its decision to make the Loan. Accordingly, without Lender's prior written consent, which may be withheld in Lender's sole discretion, Borrower shall not amend its operating agreement or otherwise directly or indirectly alter the relative timing, amounts and priorities of distributions or other payments to its members of capital, return or interest thereon, repayment of member loans, management fees or other distributable amounts from the timing, amounts and priorities set forth in Borrower's operating agreement heretofore provided to Lender and as provided in Section 1.4(c) above.

                                      ARTICLE VI

                      BORROWER'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lender to make the Loan and with knowledge that Lender is acting in reliance thereon, Borrower represents and warrants as follows, which representations and warranties shall be true and correct as of the execution hereof and the Closing Date and shall survive the execution and delivery of this Agreement, the Note, the other Loan Documents, and the Environmental Indemnity:

          6.1 ORGANIZATION OF BORROWER, THE BUILDER AND GUARANTOR; AUTHORITY TO ENTER INTO AGREEMENTS. Borrower is a limited liability company, duly formed and validly existing under the laws of the State of California. Borrower has the right and power to purchase, occupy and develop the Property, and Borrower has full power and authority to enter into this Agreement, the other Loan Documents and the Environmental Indemnity, and to borrow money as contemplated herein and to execute and carry out the provisions of the Loan Documents and the Environmental Indemnity. The execution, delivery and performance of this Agreement, the other Loan Documents and the Environmental Indemnity have been duly authorized by all necessary corporate, partnership and/or limited liability company action of the general partners, shareholder and members of Borrower, the Builder and Guarantor, as applicable, and no other action of Borrower, the Builder or Guarantor is required for the execution, delivery and performance of this Agreement, the Loan Documents or the Environmental Indemnity. This Agreement, the Note, all other Loan Documents and the Environmental Indemnity constitute, or, if not yet executed or delivered, will when executed and delivered constitute, valid and binding obligations of Borrower, the Builder and Guarantor, each enforceable in accordance with its terms.

          6.2 FINANCIAL STATEMENTS; OTHER INFORMATION. All financial statements and all financial data, reports, certificates, affidavits and other data heretofore delivered to Lender in connection with the Loan or the application therefor by or on behalf of Borrower, the Builder and

Guarantor are true and correct in all respects. All such financial statements and data have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise expressly described therein), fairly represent the respective financial conditions of the parties who are the subjects thereof as of the dates thereof and for the periods covered thereby, and no material adverse change has occurred in the financial conditions presented therein since the respective dates thereof.

          6.3  NO LITIGATION.

               (a) PROPERTY. Except as set forth on EXHIBIT "E" attached hereto, there are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened against or affecting the Property.

               (b) BORROWER. Except as set forth on EXHIBIT "E" attached hereto, there are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened against or affecting Borrower, the Builder or any Guarantor in any court at law or in equity, or before or by any governmental or municipal authority which might adversely affect the ability of Borrower, the Builder or any Guarantor to perform its obligations hereunder, under any of the Loan Documents or under the Environmental Indemnity to which Borrower, the Builder or any Guarantor is a party, or which might adversely affect the priority of the lien of the Deed of Trust on the Property, or the construction of the Homes in accordance with the Plans and Specifications and Applicable Laws or the occupancy or sale thereof.

          6.4 APPLICABLE LAWS. Except as set forth on EXHIBIT "E" attached hereto, Borrower has complied, and shall continue to comply, with all Applicable Laws and all covenants, conditions, restrictions and reservations affecting the Property to be complied with in connection with the construction of the Improvements. All permits, consents, approvals or authorizations by, or registrations, declarations, withholding of objections or filings with, any governmental body necessary in connection with the valid execution, delivery and performance of the Loan Documents and the Environmental Indemnity, and any and all other documents executed in connection with any of the foregoing, or presently necessary for the construction of the Homes, have been obtained, are valid, adequate and in full force and effect or will be obtained in the ordinary course prior to the commencement of the construction of any of the Homes. Construction of the Homes and the intended sale, use and occupancy thereof will in all respects conform to and comply with all covenants, conditions, restrictions and reservations affecting the Property and with all Applicable Laws, including, without limitation, zoning, environmental protection, use and building codes, laws, regulations and ordinances. Borrower is an experienced developer of residential subdivisions in the State in which the Property is located and, as such, is familiar with all such covenants, conditions, restrictions, reservations and Applicable Laws.

          6.5 ACCESS TO THE PROPERTY. Except as set forth on EXHIBIT "E", all roads, streets, traffic turn lanes and access ways necessary for the full utilization of the Property for its intended purposes have either been completed or the necessary rights of way therefor have either been acquired by the appropriate governmental authority or have been dedicated to public use and all conditions to the acceptance thereof by said governmental authority have been satisfied, and all necessary steps have been taken by Borrower and said governmental authority to assure the complete construction and installation thereof by the time needed for construction and/or sale of the Homes.

          6.6 UTILITIES. All utility services and facilities necessary for the construction of the Homes and the operation thereof for their intended purposes are either available at the boundaries of the Property, or, if not, all necessary steps have been taken by Borrower and the local authority or public utility company which provides such services to assure the complete installation and availability thereof when needed for construction and/or sale of the Homes.

          6.7 PLANS AND SPECIFICATIONS. The Plans and Specifications are a true and accurate reflection of the Homes that Borrower intends to and shall construct. The Plans and Specifications are satisfactory to Borrower and have been approved by Borrower, and have also been approved as required by, or require only the issuance of ministerial approvals of, all governmental bodies or agencies having jurisdiction and by the beneficiary of any restrictive covenant affecting the Property.

          6.8 BUSINESS PLAN. After diligent investigation of all relevant conditions and due consultation with such parties as Borrower deems appropriate, the Business Plan reflects Borrower's best true, accurate and complete estimate of the Project Costs estimated to be necessary to construct the Homes in accordance with the Plans and Specifications and the time periods necessary to complete the Homes, in accordance with the Project Schedule.

          6.9 COMPLIANCE WITH DOCUMENTS. As of the date hereof and for so long as the Loan Documents and the Environmental Indemnity remain in effect, Borrower is and will remain in full compliance with all of the terms and conditions of the Loan Documents and the Environmental Indemnity, respectively, and no event of default has or shall have occurred and shall have occurred and be continuing which, with the lapse of time or the giving of notice, or both, would constitute such an event of default under the foregoing.

          6.10 IMPERIAL DEBT. The Imperial Commitments have not been modified or amended, are in full force and effect, and true and complete copies thereof have been delivered to Lender. Borrower shall comply with and/or perform all Imperial conditions and requirements necessary to obtaining the applicable Imperial Debt by the dates set forth in Section 5.20 above.

          6.11 MARKETABLE TITLE. Borrower has or, upon acquisition of the Property will have, good and marketable title to the Property, subject only to the exceptions, if any, specifically consented to by Lender and set forth in the Title Policy.

          6.12 TAXES. Borrower has filed all federal, state, county and municipal tax returns required to have been filed by Borrower, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Borrower, and Borrower has no knowledge of any basis for additional assessment with respect to such taxes.

          6.13 COMPLIANCE WITH AGREEMENTS. The execution, delivery and performance of this Agreement, the other Loan Documents and the Environmental Indemnity have not created, and will not constitute, a breach or default under any other agreements, law or court order under which Borrower, any of its general partners, or the Builder is a party or may be bound or affected or which may affect the Property or the construction, use, occupancy or operation of the Property or any part thereof.

          6.14 BUILDER. The Builder is a duly licensed contractor under the laws of the State of California and its contractor's license number is 493021. The Builder has substantial experience in the construction of residential subdivisions in the State of California.

          6.15 ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Except as previously disclosed to Lender in the Environmental Report, no Environmental Activities have occurred with respect to the Property. The Property is in compliance with all Environmental Laws. Borrower has not received any written notice of claims or actions pending or threatened against Borrower, any previous owner or user of the Property (and relating to Borrower's and/or such previous owner's or user's ownership of the Property), or the Property by any governmental entity or agency or any other person or entity relating to Hazardous Materials or pursuant to Environmental Laws.

          6.16 INCORPORATION OF REPRESENTATIONS AND WARRANTIES. The request by the Borrower for any advance of Loan proceeds under this Agreement shall constitute a certification by the Borrower that the aforesaid representations and warranties are true and correct as of the date of such request.

          6.17 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in this Article VI shall be true and correct through and until the Closing Date, and shall continue to be true and correct at all times during the term of the Loan.

          6.18 CONTINUING ACCURACY. During the entire period of the term of the Loan, Borrower shall promptly notify Lender of any event or circumstances which would render any of said representations and warranties untrue or misleading.

                                     ARTICLE VII

                                 DEFAULT AND REMEDIES

          7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

               (a) Any default by Borrower in the repayment of any indebtedness owing to Lender, including without limitation, Base Interest, Additional Interest, and any deposit, fee or other amount required to be paid under the Note or other Loan Documents, for any purpose or reason, which indebtedness is not paid within five (5) days after the date when due under the terms of the Note or other Loan Documents, whether at stated maturity, by acceleration or otherwise.

               (b) Any breach by Borrower or Builder of any of the nonmonetary covenants and conditions of this Agreement or of the other Loan Documents, other than those specific breaches described in this Section 7.1, which breach is not cured to Lender's satisfaction on or before the expiration of any applicable cure period set forth herein or in the Loan Documents, or if none is so specified, within thirty (30) days following Borrower's receipt of written notice regarding such breach; provided, however, that if such failure was not intentionally caused by Borrower or Builder, cannot be remedied by the payment of a sum of money, and is capable of being remedied but not capable of being remedied within thirty (30) days, then Borrower or Builder shall have an additional period of time within which to remedy such failure, not in any event to exceed sixty (60) days.

               (c) Any representation, warranty or disclosure made to Lender by Borrower proves to be materially false or misleading.

               (d) The recording of any claim or lien against the Property or any part thereof other than the lien of the Senior Debt and the Purchase Money Debt; provided, however, that no default shall exist hereunder as long as Borrower has fully complied with the provisions hereof above regarding the contesting of liens.

               (e) Any material deviation in the work of construction from the Plans and Specifications without the approval of Lender, or the appearance of defective workmanship or materials, which deviations or defects are not corrected or substantially corrected within ten (10) days after receipt of written notice thereof from Lender to Borrower; provided, however, that if such deviations or defects were not intentionally caused by Borrower, and are capable of being remedied but not capable of being remedied within ten
     (10) days, then Borrower shall have an additional period of time within which to remedy such failure, not in any event to exceed sixty (60) days.

               (f) Any event, act or omission occurs which, with the passage of time or the giving of notice, or both, would constitute a default under the Senior Loan Documents or the Purchase Money Loan Documents.

               (g) The work of construction is delayed or suspended for a period of ten (10) calendar days or more for any reason, or the work of construction does not proceed with due diligence and in accordance with the Project Schedule, or an event set forth in the Business Plan has not occurred by the date shown on the Project Schedule unless (i) such delay, suspension or failure to proceed shall have been caused by conditions beyond the reasonable control of Borrower or the Builder, such as acts of God or unusually severe and unforeseeable elements, strikes or labor disputes resulting from causes other than the Builder's use of non-union labor in a manner other than as is customary in the home-building industry within the general vicinity of the Project, delays in delivery of materials and disruption of shipping (each, a "FORCE MAJEURE EVENT"); (ii) such condition or event shall not have arisen from or relate to any failure to make required payments when due; and (iii) Borrower shall have made adequate provision acceptable to Lender for the protection of materials stored on site and for the protection of the Improvements to the extent then constructed against deterioration and against other loss or damage or theft; provided, however, that no Force Majeure Event shall be deemed to have occurred unless Borrower shall have notified Lender within three (3) days following the occurrence of an event or condition purported to be a Force Majeure Event, and provided further, however, in no event shall such condition excuse such delay, suspension or failure to proceed for more than sixty (60) days.

               (h) A bonded stop notice is served on Lender and is not released or an acceptable counterbond provided to Lender within ten (10) business days of Borrower's receipt of written notice from Lender that such bonded stop notice has been served on Lender.

               (i) The expenditure by Borrower of any portion of the Loan proceeds, the Senior Debt proceeds or the Borrower's Equity on any item other than the Project Costs listed on the Approved Budget, or any such expenditure or series of expenditures by Borrower for Project Costs in excess of the amount set forth in the corresponding Major Cost Category of the Approved Budget without Lender's prior written approval.

               (j) Other than the sale of Homes as permitted by the provisions of this Agreement, Borrower sells, transfers, hypothecates, encumbers or assigns its interest in the Property, or any portion thereof, whether voluntarily or involuntarily, or by operation of law.

               (k) Without Lender's prior written approval, there shall have occurred any transfer, sale, encumbrance (other than pursuant to the Senior Loan Documents or the Purchase Money Loan Documents) or assignment of any ownership interest in Borrower or of any controlling interest in Builder or any Guarantor. As used herein, "controlling interest" shall mean ownership of more than fifty percent (50%) of the voting and economic interest in an entity.

               (l) (i) The filing of a petition by Borrower for relief under the federal Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor-relief law; (ii) the filing of any pleading or an answer by Borrower in any voluntary proceeding under the Bankruptcy Code or other debtor-relief law which admits the jurisdiction of the court or the petition's material allegations regarding Borrower's insolvency; (iii) a general assignment by Borrower for the benefit of creditors; (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; (v) the failure of Borrower to effect a full dismissal of any involuntary petition under the bankruptcy code or under any other debtor-relief law that is filed against Borrower or in any way restrains Borrower or Lender regarding the Loan, the Property or the Homes, prior to the earlier of the entry of any court order granting relief sought in such voluntary petition, or thirty (30) days after the date of filing of such involuntary petition; or (vi) the occurrence of any of the events specified in the preceding clauses (i) to (v) as to any person other than Borrower who is obligated to Lender under the Loan Documents, including, without limitation, the Builder or any Guarantor.

               (m) The failure of Borrower to meet the net worth and liquidity requirements set forth in Section 5.15 above.

               (n) Any breach by any Guarantor of any of its obligations under the Guaranties or the Environmental Indemnity, including, without limitation, any net worth, liquidity or other financial covenants.

          7.2 REMEDIES. Upon the occurrence of an Event of Default, Lender may, in addition to any other remedies which Lender may have hereunder or under the Loan Documents or by law, at its option and without prior demand or notice, take any or all of the following actions:

               (a) Immediately terminate any further advance of Loan funds hereunder, and from time to time apply all or any part of the undisbursed Loan funds to payment of Base Interest and Additional Interest under the Note and/or upon any other obligations of Borrower hereunder or under the other Loan Documents.

               (b)  Declare the Note immediately due and payable.

               (c) Directly or through a court-appointed receiver, enter upon the Property and complete construction of the Homes in accordance with the Plans and Specifications with such changes therein as Lender may from time to time and in its judgment deem appropriate, all at the risk and expense of Borrower. Lender shall have the right at any time to discontinue any work commenced by it in respect to the Homes or to change any course of action undertaken by it and not be bound by any limitations or requirements of time whether set forth herein or otherwise. Lender shall have the right and power (but shall not be obligated) to assume any construction contract or subcontract made by or on behalf of Borrower in any way relating to the Homes and to take over and use all or any part of the labor, materials, supplies and equipment contracted for by or on behalf of Borrower whether or not previously incorporated into the Homes, all in the discretion of Lender. In connection with any work of construction undertaken by Lender pursuant to the provisions of this Section 7.2(c), Lender may (i) engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials and equipment in connection with the work of construction, (ii) pay, settle or compromise all bills or claims which may become liens against the Property or which have been or may be incurred in any manner in connection with completing construction of the Homes or for the discharge of liens, encumbrances or defects in title of the Property,
     (iii) take such other action, including the employment of watchmen to protect the Homes, or refrain from taking action under this Agreement as Lender may in its discretion determine from time to time. Borrower shall be liable to Lender for all sums paid or incurred for completing construction of the Homes, whether the same shall be paid or incurred pursuant to the provisions of this Section 7.2(c) or otherwise, and all payments made or liabilities incurred by Lender hereunder of any kind whatsoever shall be paid by Borrower to Lender upon demand, with interest at the rate set forth in the Note, and all of the foregoing shall be deemed and shall constitute advances under this Agreement and be secured by the Loan Documents. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by this Section 7.2(c) hereof, Borrower hereby unconditionally and irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact to enter into such contracts, perform such acts and incur such liabilities as are referred to in this Section 7.2(c) in the name and on behalf of Borrower. This power of attorney is coupled with an interest.

               (d) Where substantial deviations from the Plans and Specifications appear which have not been approved as set forth herein, or defective or unworkmanlike labor or materials are being used in the construction of the Homes, or upon receipt of knowledge of encroachments to which there has been no consent, Lender shall have the right to order stoppage of the construction and demand that such condition(s) be corrected. After issuance of such an order, no further work shall be done on the Homes where there is a substantial deviation from the Plans and Specifications which has not been approved as set forth herein or where there is defective or unworkmanlike labor or materials, without the prior consent of Lender unless and until said condition has been fully corrected.

               (e) Foreclose judicially or non-judicially on any security for the Loan without waiving its rights to proceed against other security or other entities or individuals directly or indirectly responsible for repayment of the Loan, or waive any and all security for the Loan as Lender may in its discretion so determine, and pursue any such other remedy or remedies as Lender may so determine to be in its best interest, including, without limitation, appointment of a receiver pursuant to the provisions of the Deed of Trust. All remedies of Lender provided for herein and in any other Loan Document are cumulative and shall be in addition to all other rights and remedies provided by law. The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of default hereunder or under any other Loan Document or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its rights hereunder or under any other Loan Documents unless, in the exercise of said rights, Lender realizes all amounts owed to it under such Loan Documents.

                                     ARTICLE VIII

                                    MISCELLANEOUS

          8.1 NO WAIVER. No waiver of any default or breach by Borrower hereunder shall be implied from any failure by Lender to take action on account of such default if such default persists or is repeated, or from Lender's funding of one or more advances of funds during a period of time when Borrower is in default or breach of its obligations hereunder, and no express waiver shall affect any default other than the default specified in the waiver and shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Lender to, or of, any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to, or of, any subsequent similar act.

          8.2 SUCCESSORS AND ASSIGNS. This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower, their successors and assigns, and no other person or persons shall have any right of action hereunder. The terms hereof shall inure to the benefit of the successors and assigns of the parties hereto; provided, however, that the Borrower's interest hereunder cannot be assigned or otherwise transferred without the prior consent of Lender, which consent may be given or withheld in Lender's sole and absolute discretion.

          8.3 NOTICES. All notices, demands, requests, approvals, consents, orders and the like given by one party to the other hereunder shall be in writing and sent by personal delivery, nationally recognized overnight delivery service, certified or registered mail, return receipt requested, or by facsimile transmission with a "hard" copy delivered by one of the other delivery methods within the next two (2) business days addressed as follows:

      If to Borrower:       c/o Calprop Corporation
                            13160 Mindanao Way, Suite 180
                            Marina del Rey, California 90292
                            Attn:     Mr. Mark F. Spiro
                                      Chief Financial Officer
                            Telecopier No.:  (310) 301-0435

      If to Lender:         Lowe Enterprises Residential Partners
                            c/o Lowe Enterprises Residential Advisors
                            145 South State College Boulevard, Suite 115
                            Brea, California  92821
                            Attn:     Mr. Marshal A. Beck, Jr.,
                                      Chief Financial Officer
                            Telecopier No.:  (714) 671-0752

      with a copy of any    Allen, Matkins, Leck, Gamble & Mallory LLP
      default notice to     515 South Figueroa Street, Seventh Floor
                            Los Angeles, California 90071-3398
                            Attn:  Michael J. Kiely, Esq.
                            Telecopier No.:  (213) 620-8816

Notices, demands and other written communications shall be deemed given upon receipt at the address set forth above. Notice of a change of address or the person to whom notices, demands and other written communications are to be sent shall be given in the manner set forth in this Section 8.3.


          8.4 AUTHORITY TO FILE NOTICES. Borrower irrevocably appoints, designates and authorizes Lender as its agent (said agency being coupled with an interest) to file for record any Notices of Completion, Cessation of Labor, or file or send to any third party any other notice or documents or take any other action that Lender deems necessary or desirable to protect its interest hereunder or under the other Loan Documents, and will, upon request by Lender, execute such additional documents as Lender may require to further evidence the grant of the aforesaid right to Lender.

          8.5  TIME.  Time is of the essence hereof.

          8.6 SIGNS. Borrower agrees that Lender may place a suitable sign of its choosing on the Property, evidencing that financing is being provided by Lender.

          8.7 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of this Agreement or of any of the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          8.8 HEADINGS. The article and section headings set forth herein are for reference only and in no way define, limit, extend or interpret the scope of this Agreement or of any particular article or section.

          8.9 NUMBER AND GENDER. When the context in which the words are used in this Agreement indicate that such is the intent, words in the singular number shall include the plural and vice-versa. References to any one gender shall also include the other gender if applicable under the circumstances.

          8.10 VALIDITY. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

          8.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws principles.

          8.12 SURVIVAL OF WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the other Loan Documents, the Environmental Indemnity and the making of the Loan hereunder and continue in full force and effect until the obligations of Borrower hereunder and the indebtedness evidenced by the Note have been fully paid and satisfied.

          8.13 ATTORNEYS' FEES. If any legal action or proceeding is brought by either Borrower or Lender to enforce or construe a provision of this Agreement, the other Loan Documents, or the Environmental Indemnity, the unsuccessful party in such action or proceeding shall pay all of the attorneys' and professionals' fees and costs incurred by the prevailing party.

          8.14 INCORPORATION OF EXHIBITS. All Exhibits referenced herein and attached hereto are incorporated into this Agreement by reference as if fully set forth herein.

          8.15 RIGHT TO ASSIGN OR PARTICIPATE LOAN. Lender shall retain the right at all times, with or without Borrower's consent, to assign and/or grant participations in all of the Loan or any portion thereof, to any other financial institution acceptable to Lender, and Borrower acknowledges that Lender shall have the right to share any and all information concerning Borrower and the Project with any such prospective Loan participant or assignee.

          8.16 VENUE AND FORUM. In the event that any legal action should be filed by either party against the other, the venue and forum for such action shall be the Superior Court of the State of California for the County of Los Angeles. Each of the persons and entities who are shareholders or partners of Borrower also agree to said venue and forum and further agree that, if they are not residents of California at the time of such actions, service of process may be made upon them by delivery via United States registered or certified mail.

          8.17 LEGAL RELATIONSHIP. The relationship between Borrower and Lender is that of borrower and lender, and no partnership, joint venture, or other similar relationship shall be inferred from this Agreement. Borrower shall have no right or authority to make representations, act, or incur debts or liabilities on behalf of Lender. Borrower is not executing this Agreement as an agent or nominee for an undisclosed principal, and no third-party beneficiaries are or shall be created by the execution of this Agreement.

          8.18 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

          8.19 ENTIRE AGREEMENT; CONFLICTS. This Agreement, the other Loan Documents and the Environmental Indemnity contain the entire agreement between the parties relating to the subject matter hereof and any and all prior written agreements and any and all prior and contemporaneous oral agreements relative hereto and thereto which are not contained herein or therein are terminated. In the event of any inconsistency between the provisions hereof and the provisions of the other Loan Documents or the Environmental Indemnity, the provisions of the Loan Agreement shall be controlling.

          8.20 USURY. Borrower hereby acknowledges and agrees that the Loan is a "shared appreciation loan" as defined in California Code, Division 3, Part 4,
Section 1917 et seq., and, as such, is exempt from the usury provisions of
Article XV of the California Constitution with respect to shared appreciation loan transactions. Borrower further acknowledges that the Loan was arranged by LERA, a licensed real estate broker in the State of California, and is secured directly in whole by liens on real property, and, as such, pursuant to California Civil Code, Division 3, Part 4, Section 1916.1 et seq., restrictions upon rates of interest contained in Section 1 of Article XV of the California Constitution shall not apply to the Loan or the Loan Documents.

     IN WITNESS WHEREOF, Borrower, Builder and Lender have executed this Agreement as of the date first written above by and through their duly authorized representatives.

 "BORROWER"                     RGCCLPO DEVELOPMENT CO., LLC,
                                a California limited liability company

                                By:  Calprop Corporation,
                                     a California corporation

                                     Its Manager

                                     By:  /s/ MARK F. SPIRO, CFO
                                          ----------------------------------
                                          Mark F. Spiro, its Chief Financial
                                          Officer


 "BUILDER" (as to Sections      CALPROP CORPORATION, a California
 1.11(b), 1.16, 5.3, 5.4, 5.8,  corporation
 5.13, 5.15, 5.16 5.17 and
 6.14)

                                By:  /s/ MARK F. SPIRO, CFO
                                     --------------------------------------
                                     Its: CFO
                                          ---------------------------------
                                By:
                                     --------------------------------------
                                     Its:
                                          ---------------------------------


 "LENDER"                       LOWE ENTERPRISES RESIDENTIAL
                                PARTNERS, a California limited partnership

                                By:  Lowe Enterprises Investment Management,
                                     Inc., a California corporation
                                     its general partner

                                       By:  /s/ MARSHAL A. BECK, JR.
                                            -------------------------------
                                             Name:  MARSHAL A. BECK, JR.
                                                  -------------------------
                                             Title: VICE PRESIDENT
                                                   ------------------------




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